PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8


                      SECONDARY REVOLVING CREDIT AGREEMENT

                  THIS SECONDARY REVOLVING CREDIT AGREEMENT, dated as of __________, 2001, is made by and among PLANET HOLLYWOOD INTERNATIONAL, INC., a Delaware corporation ("Planet Hollywood"), the Borrowers signatory hereto listed on Annex I hereto (together with Planet Hollywood, and jointly and severally, the "Borrowers" and individually, each a "Borrower") and SOUTHTRUST BANK ("SouthTrust" or "Lender").

                                    RECITALS

                  WHEREAS, pursuant to that certain Revolving Credit Agreement dated as of May 8, 2000 among Borrowers, The CIT Group/Business Credit, Inc. ("CIT"), WLR Recovery Fund L.P. ("WLR"), certain other financial institutions and CIT, as agent for the lenders under such agreement (the "CIT Agreement" and the "CIT Lenders," respectively), the CIT Lenders provided a $15,000,000 revolving credit facility to the Borrowers (the "CIT Facility");

                  WHEREAS, under the terms of the CIT Agreement, Indenture (as defined below), Borrowers are permitted to refinance all or part of the CIT Facility;

                  WHEREAS, the Borrowers have requested that the Lender provide the Borrowers with an up to $3,000,000 revolving credit facility (the "Facility"), as a partial refinancing of the CIT Facility, which refinancing shall permit the use of a portion of such proceeds to be utilized to pay down the CIT Facility, and the balance to be used for working capital purposes and, subject to the terms and conditions set forth herein, the Lender has agreed to provide the Facility.

                  In consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

                  1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  "Accountant's Opinion" shall have the meaning given that term in Section 8.01(a) hereof.

                  "Active Guarantor" and "Active Guarantors" shall mean (i) the direct or indirect existing Subsidiaries of the Borrowers (other than Inactive Guarantors) listed on Schedule 1.01(A) annexed hereto, and (ii) any other entity that, after the Closing Date, becomes a direct or indirect U.S. Subsidiary of any Borrower, has business operations or assets located within the United States of America, and executes a Guaranty and Guarantor Security Agreement in accordance with the terms of this Agreement.

                  "Affiliate" of a Person shall mean any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition (i) "control" of a Person means the power, directly or indirectly, either to (A) vote twenty percent (20%) or more of the securities having ordinary voting power for the election of directors of such Person, or
(B) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Agent" shall have the meaning ascribed to it in the CIT Agreement.

                  "Agreement" shall mean this Secondary Revolving Credit Agreement, as amended, modified, supplemented or restated from time to time.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  "Asset" means any asset, property, right or other interest of any Borrower or Subsidiary as of, and from time to time after, the Closing Date.

                  "Asset Sale" means the sale, assignment, lease, transfer or other disposition by any Borrower or any Subsidiary to any Person other than the Borrower or any of their wholly-owned Subsidiaries of any Asset; provided, however, that the repayment to any Borrower or any Subsidiary of any loan or advance permitted under Section 9.06 hereof or the redemption by any Borrower or any Subsidiary of any Permitted Investment at maturity shall not be an Asset Sale.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by the Lender and an assignee substantially in the form of Exhibit I hereto.

                  "Authenticity Documents" shall mean all documents and other written evidence, including, without limitation, computer files, establishing the authenticity of the Memorabilia or evidencing the chain of title of an item or items of Memorabilia.

                  "Availability" shall mean the amount equal to the Current Commitment, minus the aggregate outstanding principal amount of all Loans.

                  "Bank" shall mean the Lender, its successors or any other bank designated by the Lender to the Borrowers from time to time that is reasonably acceptable to the Borrowers.

                  "Bay Harbour" shall mean Bay Harbour Management, L.C.

                  "BH Notes" shall mean the notes issued under the Note Purchase Agreement.

                  "Blocked Account" shall have the meaning ascribed to it in the CIT Agreement.

                  "Blocked Account Agreement" shall have the meaning ascribed to it in the CIT Agreement.

                  "Blocked Account Bank" shall have the meaning ascribed to it in the CIT Agreement.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Book Value" shall mean, as to any (x) Inventory in respect of which such amount is to be determined, the lower of (a) the cost of such Inventory (as reflected in the ledgers of the Borrowers), or (b) the market value of such Inventory; both cost and market value being determined in accordance with GAAP calculated on the first-in, first-out basis, or (y) Memorabilia in respect of which such amount is to be determined, the value carried on the date hereof on the books and records of Planet Hollywood Memorabilia, Inc. or Planet Hollywood.

                  "Borrower" and "Borrowers" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  "Borrowers' Account" shall have the meaning given that term in
Section 2.08(a) hereof.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New York, New York.

                  "Capitalized Lease" shall mean any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  "Capitalized Lease Obligations" shall mean the aggregate amount which is required under GAAP to be reported as a liability on the balance sheet of a Person as lessee under a Capitalized Lease.

                  "Cash Concentration Account" shall mean the account maintained by the Borrowers in the name of Planet Hollywood at Suntrust Bank, Central Florida, National Association.

                  "Casualty" shall mean damage to, destruction or loss of or other casualty with respect to any of the Mortgaged Property.

                  "CIT" shall have the meaning given that term in the Recitals to this Agreement.

                  "CIT Lenders" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  "CIT Termination Date" shall mean the date on which all Indebtedness owing under the CIT Agreement is indefeasibly paid in full and satisfied and all commitments to extend credit thereunder have terminated.

                  "Closing Date" shall mean the date on which the conditions set forth in Section 6.01 hereof shall be satisfied.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" shall mean all assets and other property interests of any kind or nature whether now existing or hereafter acquired as more fully described in the Security Documents.

                  "Condemnation" means any actual or threatened condemnation, taking or exercise of the power of eminent domain or similar action or proceeding.

                  "Condemnation Proceeds" means, at any time, any award or payment paid or payable by reason of any Condemnation, whether from the exercise of the right of Condemnation or any transfer made in lieu thereof or any injury to in decrease in value of any property in connection with a Condemnation, including all amounts paid pursuant to any agreement with any condemning authority that has been made in settlement of any proceeding relating to a Condemnation and any interest earned on such award, payment or amounts, less the reasonable costs and expenses (including reasonable attorney's fees and expenses) of the Borrowers, any Subsidiary and the Lender in collecting such award payment or amounts, which costs and expenses shall be paid out of such award, payment or amounts.

                  "Credit Card Obligor" shall have the meaning ascribed to it in the CIT Agreement.

                  "Credit Extension" shall mean the making of any Loan by the Lender.

                  "Current Commitment" shall mean the lesser of $3,000,000 or the Reduced Commitment.

                  "Default Rate" shall have the meaning set forth in subsection 2.08(d) hereof.

                  "Deferred Documents" shall have the meaning set forth in
Article XII hereof.

                  "Depository Accounts" shall have the meaning ascribed to it in the CIT Agreement.

                  "Depository Account Agreement" shall have the meaning ascribed to it in the CIT Agreement.

                  "Depository Bank" shall have the meaning ascribed to it in the CIT Agreement.

                  "Designated Borrowing Officer" shall mean the Financial Officer or treasurer of Planet Hollywood, or such other officer as shall be designated from time to time in writing by Planet Hollywood to the Lender.

                  "Designated Financial Officer" shall mean the Financial Officer of Planet Hollywood.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  "Disbursement Account" shall mean the deposit account in the name of the Borrowers maintained at a bank in the United States of America designated by the Borrowers to the Lender into which there shall be deposited proceeds of Loans and funds disbursed to the Borrowers by the Lender.

                  "Dollar", "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Early Termination Fee" shall have the meaning set forth in subsection 2.04(c) hereof.

                  "Employee Savings Plan" shall mean that certain qualified cash or deferred arrangement plan administered pursuant to Section 401(k) of the Code.

                  "Environmental Actions" shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any Governmental Authority or any third party involving a Release (i) from or onto any of the properties presently or formerly owned or leased by any Borrower, or (ii) from or onto any facilities which received Hazardous Materials from any Borrower, or involving any violation of any Environmental Law.

                  "Environmental Law" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect relating to the regulation and protection of human health, safety, the environment and natural resources. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.ss.9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss.180 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C.ss.2601 et seq.); the Clean Air Act, as amended (42 U.S.C.ss.7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss.1251 et seq.); and their state and local counterparts or equivalents.

                  "Environmental Liabilities and Costs" shall mean all liabilities, monetary obligations (including any and all remedial or clean-up costs but excluding ordinary course compliance costs), Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action relating to any environmental condition, violation of Environmental Law, Remedial Actions or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Borrower, or (ii) any facility which received Hazardous Materials generated by any Borrower.

                  "Environmental Lien" shall mean any Lien securing Environmental Liabilities and Costs incurred by a Governmental Authority.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrowers, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrowers, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

                  "Events of Default" shall mean any of the Events of Default described in Section 10.01 hereof.

                  "Excluded Asset Sale" means an Asset Sale described in and permitted by clauses of Section 9.04(b)(i), (ii), (iv), (v) and (vi) hereof.

                  "Facility" shall have the meaning given that term in the RECITALS to this Agreement.

                  "Facility Fee" shall have the meaning given that term in
Section 2.08(f) hereof.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  "Federal Emergency Management Agency" shall mean that certain agency of government of the United States of America known as the Federal Emergency Management Agency.

                  "Financial Officer" shall mean, with respect to each Borrower, that individual designated from time to time by the Board of Directors or governing body performing like functions of such Borrower to be the chief financial officer or treasurer of such Borrower (and individuals designated from time to time by the Board of Directors or governing body performing like functions of such Borrower to act in lieu of the chief financial officer or the treasurer).

                  "Flood Zone" shall mean any area designated by the Federal Emergency Management Agency as a special flood hazard area (Zone A or Zone V).

                  "Foreign Entity" and "Foreign Entities" shall mean any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America (consisting of each State thereof and the District of Columbia).

                  "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect in the United States of America at the relevant date.

                  "Governmental Authority" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" of or by any Person shall mean any obligation of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor"), directly or indirectly through an agreement (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness against loss, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Guarantor" and "Guarantors" shall mean (i) the direct or indirect existing Subsidiaries of the Borrowers listed on Schedule 1.01(E) annexed hereto, and (ii) any other entity that, after the Closing Date, becomes a direct or indirect existing U.S. Subsidiary of any Borrower, and executes a Guaranty and Guaranty Security Agreement in accordance with the terms of this Agreement.

                  "Guarantor Security Agreement" shall mean the Guarantor Security Agreement substantially in the form of Exhibit D hereto, may by the Guarantors in favor of the Lender, as amended, modified, or supplemented from time to time.

                  "Guaranty" shall mean a guaranty containing the joint and several obligations of the Guarantors substantially in the form of Exhibit E hereto, made by the Guarantors in favor of the Lender, as amended, modified or supplemented from time to time.

                  "Hazardous Materials" shall mean (i) any element, compound or chemical that is defined, listed or otherwise classified as a solid waste, contaminant, pollutant, toxic pollutant, hazardous substance, extremely hazardous substance, toxic substance, hazardous waste, or special waste under any Environmental Law, (ii) petroleum and its refined fractions, (iii) any polychlorinated biphenyls, (iv) any flammable, explosive or radioactive materials, and (v) any asbestos-containing materials.

                  "Inactive Guarantor" and "Inactive Guarantors" shall mean (i) the direct or indirect existing Subsidiaries of the Borrowers listed on Schedule 1.01(F) annexed hereto, and (ii) any other entity that, after the Closing Date, becomes a direct or indirect U.S. Subsidiary of any Borrower, has no business operations (other than those operations that directly relate to maintaining corporate existence) or assets (unless less than $50,000), and executes a Guaranty and Guaranty Security Agreement in accordance with the terms of this Agreement.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  "Indebtedness" shall mean as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities of the type otherwise referred to in this definition directly or indirectly Guaranteed by such Person; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person; and (ix) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements calculated on a basis satisfactory to the Lender and in accordance with accepted practice.

                  "Indemnified Parties" shall have the meaning given that term in Section 11.06 hereof.

                  "Insurance Proceeds" means, at any time, all proceeds or payments to which any Borrower or any Subsidiary may be or become entitled under any of the insurance policies and any and all unearned premiums accrued, accruing or to accrue under any insurance policies and all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, plus (i) the amount of any deductibles under such policies and (ii) any interest earned on such proceeds, payments or amounts and less
(iii) the reasonable costs and expenses of the Borrower or any Subsidiary and the Lender in collecting such proceeds, payments or amounts, which costs and expenses shall be paid out of such proceeds, payments or amounts.

                  "Intercreditor Agreement" shall mean that certain Intercreditor Agreement, amended as of even date herewith among the Lender, the Agent on behalf of the CIT Lenders, the Note Agent, as agent on behalf of the Note Holders existing as of the Closing Date under the Note Purchase Agreement, and the PIK Trustee, as Indenture Trustee under the PIK Indenture, in form and substance satisfactory to the Lender establishing, among other things, lien and payment priority.

                  "Inventory" shall mean all goods and merchandise of the Borrowers including, but not limited to, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property, the sale or disposition of which would give rise to accounts receivable or cash.

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "Leases" shall mean any lease of real property to which any Borrower or Guarantor is a party as lessee or lessor.

                  "Lender" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  "Lender Account" shall mean an account in the name of the Lender designated to the Borrowers from time to time into which the Borrowers shall make all payments to the Lender under this Agreement.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" or "Loans" shall mean any and all loan or loans made by the Lender to the Borrowers or made as a result of charges made to the Borrowers' Account, in each case pursuant to the terms of this Agreement.

                  "Loan Documents" shall have the meaning given that term in the definition of "Related Documents" set forth in this Section 1.01.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, operations, condition (financial or otherwise), properties, Assets or performance of Planet Hollywood or Planet Hollywood Memorabilia, Inc. individually or the Borrowers as a whole, (ii) the ability of Planet Hollywood or Planet Hollywood Memorabilia, Inc. individually or the Borrowers and the Active Guarantors as a whole to perform their obligations hereunder or under any other Related Document in accordance with their terms,
(iii) the legality, validity or enforceability of this Agreement or any Related Document, or (iv) saleability or the value of the Memorabilia taken as a whole, as determined by a third party appraiser acceptable to the Lender in its sole discretion.

                  "Material Contracts" shall mean any and all contracts, instruments, guaranties, licenses or other arrangements to which the Borrower or any Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would or could reasonably be expected to have a Material Adverse Effect.

                  "Maturity Date" shall have the meaning given that term in
Section 2.01 hereof.

                  "Memorabilia" shall mean (i) all memorabilia, collectibles, souvenirs, keepsakes or any other tangible personal property (and Authenticity Documents related thereto) owned by any Borrower or any Guarantor the market value of which is to any extent derived from any association with (A) a celebrity, entertainer or athlete or any other person reasonably understood to be a celebrity, entertainer or athlete, or (B) any motion picture, television program, series of television programs or sports or entertainment event, and
(ii) all memorabilia, collectibles, souvenirs or keepsakes recognized as such by the Lender, to or in which any Borrower or any Guarantor has a right of ownership (including, without limitation, all items at any time appearing on the Memorabilia Report and any Memorabilia Change Report).

                  "Memorabilia Change Report" shall have the meaning given that term in Section 8.01(f).

                  "Memorabilia Report" shall mean the master report listing all items of Memorabilia generated by a computer program maintained by Planet Hollywood which identifies the Memorabilia by item number as the same is updated, amended or supplemented from time to time.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 3(37) of ERISA and subject to Title IV of ERISA which is, or within the immediately preceding six (6) years was, contributed (or required to be contributed) to by the Borrowers or any ERISA Affiliate.

                  "Net Cash Proceeds" means with respect to any Asset Sale or multiple Asset Sales to one Person or a group of related Persons, any aggregate payments of cash or Cash Equivalents received by any Borrower or any Subsidiary from or in respect of any such Asset Sale(s), net of repayment of Indebtedness secured by a Permitted Lien on the Asset which is the subject of the Asset Sale having a priority senior to the priority of the Lien of the Lender on the Asset subject to such Asset Sale and also net of reasonable direct out-of-pocket expenses and customary fees of such sale(s) and net of taxes paid (or anticipated to be paid and that are escrowed for such purpose); provided, however, that no sales commissions or other fees in connection with any such sale(s) shall be paid to any Affiliate of any Borrower or any Subsidiary. "Net Cash Proceeds" shall include all payments or other distributions to any Borrower or any Subsidiary of cash or property in respect of the Membership Interest.

                  "Net Proceeds" means with respect to any Asset Sale or multiple Asset Sales to one person or a group of related Persons, the sum of all Net Cash Proceeds and all non-cash proceeds received by any Borrower or any Subsidiary from or in respect of any such Asset Sale(s).

                  "Note Agent" shall mean Wilmington Trust Company, solely in its capacity as agent on behalf of the Note Holders pursuant to the Note Purchase Agreement.

                  "Note Holders" shall mean the purchasers from time to time of any of the BH Notes, including Bay Harbour.

                  "Note Purchase Agreement" shall mean that certain Note Purchase Agreement, dated as of May 8, 2000, pursuant to which the Purchaser (as defined therein) has committed to make loans secured by a second priority lien in the Collateral, as amended, modified, supplemented or restated from time to time. It is agreed and acknowledged that the Purchaser

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

has agreed, in accordance with the Intercreditor Agreement, as amended, that such loans are now secured by a third priority lien in the Collateral.

                  "Notes" shall mean the promissory notes of the Borrowers executed and delivered to the Lender under this Agreement and substantially in the form of Exhibit A hereto, as modified or restated from time to time and any promissory note or notes issued in exchange or replacement thereof, including all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Notice of Borrowing" shall have the meaning given that term in Section 2.03(a) hereof.

                  "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrowers and the Guarantors collectively or any Borrower or Guarantor individually to the Lender incurred under or related to this Agreement, the Notes, any Guaranty, or any other Related Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising.

                  "Office" when used in connection with the Lender shall mean its office located at 135 W. Central Boulevard, Suite 125, Orlando, Florida 32801 or at such other office or offices of the Lender as may be designated in writing from time to time by the Lender to the Borrowers.

                  "Operating Lease Obligations" shall mean all obligations and indebtedness of the Borrowers and their respective Subsidiaries in respect of leases of property (whether real, personal or mixed) other than Capitalized Lease Obligations.

                  "Other Taxes" shall have the meaning given that term in
Section 2.15.

                  "Payment Direction Notice" shall have the meaning ascribed to it in the CIT Agreement.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Investments" shall mean: (a) direct obligations of the United States of America or of any agency thereof or obligations guaranteed as to principal and interest by the United States of America or of any agency thereof, in either case maturing not more than one hundred eighty (180) days from the date of acquisition thereof by such Person; (b) deposit accounts with or certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than ninety (90) days from the date of acquisition thereof by such Person;
(c) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's Corporation ("S&P") or Moody's Investors Services, Inc. ("Moody's"), respectively, maturing not more than ninety (90) days from the date of acquisition thereof by such Person; and (d) Investments in money market funds rated AAAm or AAAm-G by S&P and Aaa by Moody's.

                  "Permitted Liens" shall have the meaning given that term in
Section 9.01.

                  "Permitted PIK Note Payments" shall mean any payment of principal or interest required to be made under the PIK Notes but only to the extent that the Borrowers have at the time such payment is due and payable, on a consolidated basis, readily available cash plus Availability of at least $25,000,000.

                  "Permitted BH Note Payments" shall mean (i) interest at the rate of fourteen percent (14%) per annum, and (ii) principal, interest, fees and expenses at the times and in the amounts permitted to be paid pursuant to the terms of the Intercreditor Agreement.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  "PH Trademarks" shall mean the trademarks listed on Schedule
5.02 annexed hereto.

                  "PIK Indenture" shall mean that certain indenture, dated as of May 8, 2000, among Planet Hollywood, as issuer, the Guarantors, and the PIK Trustee, as trustee, pursuant to which the PIK Notes were issued, as amended, modified, supplemented or restated from time to time.

                  "PIK Holders" shall mean the holders of the PIK Notes, and the fourth lienholder with respect to the Collateral (in accordance with the Intercreditor Agreement, as amended to date).

                  "PIK Notes" shall mean the 10% Secured Deferrable Interest Notes Due 2005 issued pursuant to the PIK Indenture, as amended, modified, supplemented or restated from time to time.

                  "PIK Trustee" shall mean United States Trust Company of New York (including its successors and assigns), as trustee under the PIK Indenture pursuant to which the PIK Notes were issued, and the fourth lienholder with respect to the Collateral (in accordance with the Intercreditor Agreement, as amended to date).

                  "Plan" shall mean an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA, or in respect of which any Borrower or any ERISA Affiliate has any liability under ERISA.

                  "Planet Hollywood" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  "Pledge Agreement" shall mean the Pledge Agreement substantially in the form of Exhibit C hereto by such Borrowers and Guarantors that are pledgors thereunder in favor of the Lender, as amended, modified or supplemented from time to time.

                  "Potential Default" shall mean any event or condition which, with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

                  "Receivables" shall have the meaning ascribed to it in the CIT Agreement.

                  "Reduced Commitment" shall mean any reductions in the Current Commitment pursuant to Section 2.04(a)(i) or (a)(ii).

                  "Region III" shall mean Planet Hollywood (Region III), Inc., a Florida corporation.

                  "Register" shall have the meaning given that term in Section 11.13(c) hereof.

                  "Regular Rate" shall mean, for any day, nine percent (9.0%) per annum.

                  "Related Documents" or "Loan Documents" shall mean this Agreement, the Security Documents, the Notes, and the other documents, instruments and agreements referred to in Section 6.01 hereof, and all other documents, instruments or agreements arising hereunder or from time to time delivered in connection with or otherwise relating to any Related Document.

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, injection, discharging, injecting, escaping, leaching, dumping or disposing (including abandonment or discarding of barrels, containers and other closed receptacles containing any hazardous substance, pollutant or contaminant) of a Hazardous Material into the indoor or outdoor environment or onto or from any property presently or formerly owned or operated by the Borrowers or any of their respective Subsidiaries, or at any disposed facility that received Hazardous Materials generated by the Borrowers or any of their respective Subsidiaries including the migration of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

                  "Remedial Action" shall mean all actions taken to (i) monitor, assess, evaluate, investigate, clean up, remove, remediate, treat, contain or in any other way address Hazardous Materials in the indoor or outdoor environment;
(ii) prevent or

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

minimize a Release or threatened Release of Hazardous Materials so that the Release or threatened Release does not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities, or any other actions authorized by 42 U.S.C. ss. 9601.

                  "Reportable Event" shall mean any of the events described in
Section 4043(c) of ERISA with respect to a Plan (other than events for which the notice requirements have been waived).

                  "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit B hereto, made by the Borrowers in favor of the Lender, as amended, modified and supplemented from time to time.

                  "Security Documents" shall mean, collectively, the Guaranty, the Security Agreement, the Guarantor Security Agreement, the Pledge Agreement, the Assignment for Security (Trademarks), substantially in the form of Exhibit A to the Security Agreement, executed and delivered by the Borrowers, the Assignment for Security (Copyrights), substantially in the form of Exhibit B to the Security Agreement, executed and delivered by the Borrowers, and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement to be filed with respect to the security interests in personal property and fixtures created pursuant to such agreements, and all other documents and agreements executed and delivered by the Borrowers and/or their respective Subsidiaries in connection with any of the foregoing documents.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of its liabilities, (b the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to pay its debts and other liabilities as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction for which such Person's property would constitute unreasonably small capital.

                  "Subsidiary" shall mean Planet Hollywood Memorabilia, Inc., Region III and, with respect to any Person, any corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association or other business entity of which an aggregate of more than fifty percent (50%) of the outstanding stock or other interests entitled to vote in the election of the Board of Directors or governing body performing like functions of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person; provided, however, that if Planet Hollywood has the power to direct or cause the direction of the management and/or policies of such Person, then the language "more than fifty percent (50%)" in this definition shall read "fifty percent (50%) or more".

                  "Taxes" shall have the meaning given that term in Section 2.15 hereof.

                  "Termination Date" shall have the meaning given that term in
Section 2.01 hereof.

                  "Termination Event" shall mean (i) a Reportable Event with respect to any Plan, (ii) the withdrawal of any Borrower, or any ERISA Affiliate from a Plan during a plan year in which any Borrower or any ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the imposition of an obligation on any Borrower, or any ERISA Affiliate under
Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA, or (iv) the institution by the PBGC of proceedings to terminate a Plan.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  "U.S. Subsidiaries" or "U.S. Subsidiary" shall mean any Subsidiary that has (i) its domicile in the United States of America, and/or
(ii) its principal place of business or assets in the United States of America.

                  "WLR" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  1.02.    Construction.

                  (a) The parties hereto expressly agree and acknowledge that this Agreement is based substantially on the terms and conditions of the CIT Agreement, and that it is the intent of all parties involved that Lender shall have the substantially the same rights of the CIT Lenders, subordinated only to the CIT Lenders. In connection therewith, the Intercreditor Agreement has been amended as of even date hereof, setting forth the priority of the Lender's security interest in the Collateral, second in priority only to the rights of the CIT Lenders arising under the CIT Agreement. It is the intention of the parties that the Intercreditor Agreement shall provide that upon the termination or maturity of the CIT Agreement the Lender shall be entitled to all rights and protections previously available to the CIT Lenders under the CIT Agreement (e.g., cash sweeps).

                  (b) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified. All capitalized terms not otherwise defined herein shall have such meaning as is ascribed to them in the CIT Agreement, unless the context hereof otherwise clearly requires.

                  1.03. Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. Notwithstanding the definition of GAAP contained in this Agreement, no change in GAAP that would affect the method or calculation of any of the financial covenants, restrictions or standards or definitions of terms used herein shall be given effect in such calculations until such financial covenants, restrictions or standards or definitions are amended in a manner satisfactory to the Borrowers and the Lender so as to reflect such change in GAAP.

                                   ARTICLE II

                                   THE CREDITS

                  2.01. Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, Lender agrees to make Loans to the Borrowers at any time and from time to time on or after the date hereof and to, but not including, the Termination Date, in an aggregate principal amount not exceeding at any one time the Current Commitment at such time. Lender shall have no obligation to make Loans hereunder on or after the Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Loans at such time, would cause the aggregate amount of all Loans at any time to exceed the Current Commitment at such time. The "Maturity Date" means August 9, 2002. The "Termination Date" shall mean the earlier of the Maturity Date and any earlier date pursuant to which this Agreement may be terminated as expressly provided herein. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrowers may borrow, repay, and reborrow hereunder.

                  2.02. Notes. The obligation of the Borrowers to repay the unpaid principal amount of the Loans made to it by Lender and to pay interest thereon shall be evidenced in part by a Note dated as of the date hereof in the principal amount of Lender's Current Commitment with the blanks appropriately filled in. An executed Note for Lender shall be delivered by each Borrower to Lender on the date hereof.

                  2.03.    Notice of Borrowing; Making of Loans.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                           (a)      The Borrowers shall not be permitted to
borrow hereunder when available cash is in excess of $1,000,000. Whenever the Borrowers desire to borrow, the Designated Borrowing Officer shall provide telephonic notice of a proposed borrowing or written notice of such proposed borrowing (a "Notice of Borrowing") shall be provided by the Designated Borrowing Officer to Lender not later than 12:00 noon (Orlando, FL time) on the date of such proposed borrowing. The Notice of Borrowing shall set forth: (a) the date, which shall be a Business Day, on which such borrowing is to occur,
(b) the principal amount of the Loan being borrowed, and (c) the account information where such Loan is to be received. Such notice shall be given by telephone or in writing; provided, however, that, if requested by the Lender, any such telephonic notice shall be confirmed in writing by delivery to the Lender on or before the close of business on the date on which such Loan is to be made (but prior to such Loan being made) a notice containing the original or facsimile signature of the Designated Borrowing Officer. Unless the Lender determines that any applicable conditions in Section 6.02 have not been satisfied, the Lender shall make the funds from the Lenders available to the Borrowers not later than 2:30 p.m. (Orlando, FL time), on the date specified in such notice in immediately available funds by (i) depositing such proceeds in the Disbursement Account if the Disbursement Account is located at the Bank, and
(ii) initiating a wire transfer if the Disbursement Account is not located at the Bank.

                           (b)      The Lender shall be entitled to rely
conclusively on the Designated Borrowing Officer's authority to request a Loan on behalf of the Borrowers until the Lender receives written notice to the contrary. The Lender shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing and, with respect to an oral request for a Loan, the Lender shall have no duty to verify the identity of any Person representing himself as a Designated Borrowing Officer.

                           (c)      The Lender shall not incur any liability to
the Borrowers in acting upon any telephonic notice referred to above which the Lender believes in good faith to have been given by the Designated Borrowing Officer or for otherwise acting in good faith under this Section 2.03; and, upon the funding of a Loan by the Lender in accordance with this Agreement pursuant to any such telephonic notice, the Borrowers shall have effected a Loan hereunder.

                           (d)      Each Notice of Borrowing pursuant to this
Section 2.03 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Loan shall be in a minimum amount of $100,000.

                  2.04. Reduction of Current Commitment; Mandatory Prepayment; Optional Prepayment.

                           (a)      (i)     Voluntary Reduction of the Current
Commitment. Subject to Article XII and only from and after the CIT Termination Date, the Borrowers may at any time or from time to time and without penalty or premium reduce the Current Commitment of the Lender to an amount (which may be zero) not less than the sum of (i) the unpaid principal amount of all Loans then outstanding plus (ii) the principal amount of all Loans not yet made as to which notice has been given by the Borrowers under Section 2.03 hereof. Any reduction shall be in an amount which is an integral multiple of $200,000. Reduction of the Current Commitment shall be made by providing not less than two (2) Business Days' written notice (which notice shall be irrevocable) to such effect to Lender.

                                    (ii)    Mandatory Reduction of the Current
Commitment. Subject to Article XII, Subject to Article XII and only from and after the CIT Termination Date, to the extent that either (x) the Loans are prepaid pursuant hereto or (y) the BH Notes are prepaid pursuant to the Note Purchase Agreement in each case from the Net Proceeds of Asset Sales, the Current Commitment shall be reduced as follows:

                                                     (A)      Permanently and
dollar-for-dollar in an amount equal to the aggregate interest paid by the Borrowers or any Subsidiary under the Note Purchase Agreement from the original date thereof through the date of partial or full prepayment thereof (or in the case of more than one partial payment, from the date of the prior prepayment through the date of the subsequent prepayment); and

                                            (B)      Until such time as the BH
Notes are paid in full and any obligation to fund thereunder is terminated, dollar-for-dollar by an amount equal to the Net Cash Proceeds of Asset Sales received by the Lender hereunder or the Agent under the Note Purchase Agreement; provided, however, that such reduction shall occur only when (1) Section 3.4 of the Note Purchase Agreement requires that the Current Commitment hereunder be reduced and (2) there is an outstanding commitment or outstanding obligations under such Note Purchase Agreement (it being the understanding of the parties that at such time as the Note Purchase Agreement is terminated and there are no outstanding obligations thereunder, the Current Commitment shall be reinstated to $3,000,000 (minus amounts specified in Section 2.04(a)(ii)(A) and any other

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

permanent reductions hereunder). For purposes of this Section 2.04(a)(ii)(B), only Asset Distribution Proceeds shall not include any Net Proceeds that are not cash or Cash Equivalents until such time as such amounts have been reduced to cash or Cash Equivalents.

                           (b)      Mandatory Prepayment.

                                    (i)     Exceeding Current Commitment.
Subject to Article XII, Subject to Article XII and only from and after the CIT Termination Date, if at any time the Current Commitment is less than the aggregate unpaid principal amount of the Loans then outstanding the Borrowers shall prepay an amount of the Loans not less than the amount of such difference. Any such prepayment will not otherwise reduce the Current Commitment of the Lender. Concurrently with any notice of reduction of the Current Commitment as set forth in Section 2.04(a), the Borrowers shall give notice to the Lender of any mandatory prepayment which notice shall specify a prepayment date no later than the effective date of such reduction of the Current Commitment of the Lender.

                                    (ii)    Asset Sales.  Subject to Article
XII, Subject to Article XII and only from and after the CIT Termination Date, Ssimultaneously with the consummation of any Asset Sale (other than an Excluded Asset Sale), to the extent permitted by and sold or otherwise disposed of in accordance with this Agreement and subject to the terms and conditions of the Intercreditor Agreement as to the application of the Net Proceeds of such Asset Sale to the obligations owed to each party thereto, the Borrowers shall prepay the Loans in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds of such sale or disposition; provided, however, that any proceeds of sales referred to in subsections 9.04(b)(i), (ii), (iv), (v) and
(vi) shall be excluded from any prepayment requirements set forth in this subsection. Upon and during the continuance of a Default or an Event of Default, if any Asset Sale, Casualty or Condemnation shall occur with respect to any Collateral or any other Asset, the Borrowers shall (or shall cause any Subsidiary to) apply the Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds therefrom to the prepayment of the Loans in an aggregate principal amount equal to one hundred percent (100%) of the Net Proceeds from such Asset Sale, Casualty or Condemnation.

                           (c)      Optional Prepayment.  Subject to Article
XII, Subject to Article XII and only from and after the CIT Termination Date, the Borrowers may at any time or from time to time prepay, in whole or in part, any or all Loans then outstanding. The Borrowers may at any time pay all outstanding Obligations under the Loan Documents, so long as simultaneously therewith the Borrowers shall pay two percent (2%) of the Current Commitment if the Current Commitment is terminated on or before the first anniversary of this Agreement and one percent (1%) of the Current Commitment if the Current Commitment is terminated on any day prior to the Maturity Date (the "Early Termination Fee").

                           (d)      Prepayment Penalty.  All prepayments of
Loans under this Section 2.04 shall be without premium or penalty, except that any prepayment shall be subject to subsection (c) above.

                  2.05. Interest Rate. Each Loan shall bear interest at a rate per annum for each day until paid equal to the Regular Rate.

                  2.06. Interest Payment Dates. The Borrowers shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, which interest shall be payable monthly in arrears on the first day of each month, commencing May 1, 2001. After maturity of any principal amount of any Loan (by acceleration, at scheduled maturity or otherwise), interest on such amount shall be due and payable on demand.

                  2.07. Maturity Date. To the extent not due and payable earlier pursuant to the terms of this Agreement, the entire unpaid principal amount of each of the Loans shall be due and payable on the Maturity Date.

                  2.08.    Payments.

                           (a)      Time, Place and Manner.  All payments and
prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrowers hereunder, the Notes or any other Related Document shall be payable at or before 12:00 noon, Orlando, Florida time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to the Lender at the Lender Account in Dollars in funds immediately available at the Bank's Office without setoff, counterclaim or other deduction of any nature. The Lender shall

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

maintain a separate loan account (the "Borrowers' Account") on its books in the name of the Borrowers in which the Borrowers will be charged with Loans made by the Lender to the Borrowers hereunder and with any other Obligations. The Borrowers hereby authorize the Lender to, and the Lender may, from time to time charge the Borrowers' Account with any interest, fees, expenses and other Obligations that are due and payable under this Agreement or any Related Document. The Borrowers confirm that any charges which the Lender may so make to the Borrowers' Account as herein provided will be made as an accommodation to the Borrowers and solely at the Lender's discretion, and shall constitute a Loan to the Borrowers funded by the Lender and subject to this Agreement. The Borrowers agree that the Lender shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in Section
6.02 have been satisfied. The Borrowers' Account will be credited upon receipt of "good funds" in the Lender Account with all amounts actually received by the Lender from the Borrowers or others for the account of the Borrowers. Interest on all Loans and all fees that accrue on a per annum basis shall be computed on the basis of the actual number of days elapsed in the period during which interest or such fee accrues and a year of three hundred sixty (360) days. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day in which it is made, one (1) day's interest shall be paid on such Loan.

                           (b)      Periodic Statements. Upon request, the
Lender shall provide Planet Hollywood promptly after the end of each calendar month a summary statement (in the form from time to time used by the Lender) of
(A) the opening and closing daily balances in the Borrowers' Account during such month, (B) the amounts and dates of all Loans made during such month, (C) the amounts and dates of all payments on account of the Loans made during such month, (D) the amount of interest accrued on the Loans during such month, and
(E) the amount and nature of any charges to the Borrowers' Account made during such month on account of interest, fees and expenses and other Obligations. All entries on any such statement shall, thirty (30) days after the same is sent, be presumed to be correct and shall constitute prima facie evidence of the information contained in such statement, subject to the Borrowers' right to rebut such presumption by demonstrating to the reasonable satisfaction of the Lender the existence of any error on the part of the Lender.

                           (c)      Apportionment of Payments. All payments
shall be remitted to the Lender and all such payments and any other amounts, including, without limitation, proceeds of Collateral received from or on behalf of the Borrowers shall be applied subject to the provisions of this Agreement first, to pay any reasonable fees, expense reimbursements or indemnities then due to the Lender hereunder; second, to pay interest due in respect of Loans; and third, to pay, prepay or provide cash collateral in respect of principal of Loans. The foregoing apportionment of payments is solely for the purpose of determining the obligations of the Borrowers hereunder and, notwithstanding such apportionment, the Lender may on its books and records allocate payments received by it in a manner different from that contemplated hereby. No such different allocation shall alter the rights and obligations of the Borrowers under this Agreement determined in accordance with the apportionments contemplated by this Section 2.08(c). To the extent that the Borrowers make a payment or payments, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Lender.

                           (d)      Interest Upon Events of Default. To the
extent permitted by law, after there shall have occurred and so long as there is continuing an Event of Default pursuant to Section 10.01, all principal, interest, fees, indemnities or any other Obligations of the Borrowers hereunder, under any Note or any other Related Document (and including interest accrued under this subsection 2.08(d)) shall compound on a daily basis and shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum of one percent (1%) above the Regular Rate (the "Default Rate").

                           (e)      [intentionally omitted]

                           (f)      Facility Fees. The Borrowers shall pay to
the Lender a fee of $15,000 payable on the Closing Date (a "Facility Fee").

                           (g)      Payment of Fees. The Borrowers shall pay to
the Lender the fees set forth in this Section 2.08 at the times set forth herein. All fees under this Agreement and the other Related Documents are non-refundable under all circumstances.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  2.09. Use of Proceeds. The proceeds of the Loans shall be used as a refinancing of the CIT Facility, which refinancing shall permit the use of a portion of such proceeds to be utilized to pay down the CIT Facility, and the balance to be used for working capital and other general corporate purposes.

                  2.10.    [intentionally omitted]

                  2.11.    Reserve Requirements; Capital Adequacy Circumstances.

                           (a)      Notwithstanding any other provision herein,
if any change in applicable law or regulation after the Closing Date or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose any tax on or change the basis of taxation of payments to the Lender or any Affiliate of the Lender (in lieu of or in addition to the Lender) on the principal of or interest on any Loan made by the Lender or of any amounts payable hereunder (other than taxes imposed on the overall net income of the Lender or such Affiliate by the jurisdiction in which the Lender or such Affiliate has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by the Lender or Affiliate of such Lender or shall impose on the Lender or such Affiliate any other condition affecting this Agreement or any Loans made by the Lender, and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount reasonably deemed by the Lender to be material, then the Borrowers shall pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered. Any amount or amounts payable by the Borrowers to the Lender in accordance with the provisions of this Section 2.11(a) shall be paid by the Borrowers to the Lender within twenty (20) days after receipt by the Borrowers from the Lender of a statement setting forth in reasonable detail the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding absent manifest error.

                           (b)      If the Lender shall have reasonably
determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any lending office of the Lender) or by any Affiliate of the Lender, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's Affiliate, as the case may be, as a consequence of the Lender's obligations under this Agreement and the Related Documents to a level below that which the Lender or the Lender's Affiliate, as the case may be, could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies or the Lender's Affiliate's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Lender to be material, then, from time to time, the Borrowers shall reimburse the Lender for such reduction. Any amount or amounts payable by the Borrowers to the Lender in accordance with the provisions of this
Section 2.11(b) shall be paid by the Borrowers to the Lender within ten (10) days after receipt by the Borrowers from the Lender of a statement setting forth
(i) in reasonable detail the amount or amounts due, (ii) the basis for the determination from time to time of such amount or amounts and (iii) that such amount(s) have been determined in good faith, which statement shall be conclusive and binding absent manifest error.

                           (c)      The protection of this Section 2.11 shall
be available to the Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  2.12.    [intentionally omitted]

                  2.13.    [intentionally omitted]

                  2.14.    [intentionally omitted]

                  2.15.    Taxes.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                           (a)      All payments made by each Borrower
hereunder, under the Notes or under any other Loan Document, will be made without setoff, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Lender (such nonexcluded taxes are hereinafter collectively referred to as the "Taxes"). If any Borrower shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lender pursuant to this sentence) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Borrower shall make such deductions or withholdings, and
(iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by any Borrower, as promptly as possible thereafter, such Borrower shall send the Lender an official receipt showing payment. In addition, each Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Notes or any other Loan Document (hereinafter referred to as "Other Taxes").

                           (b)      Each Borrower shall jointly and severally
indemnify the Lender for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by the Lender and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within thirty (30) days from the date on which the Lender makes written demand.

                           (c)      If the Borrowers fail to perform their
obligations under this Section 2.15, the Borrowers shall jointly and severally indemnify the Lender for any incremental taxes, interest or penalties that may become payable as a result of any such failure.

                  2.16. Joint and Several Liability. In addition to the Borrowers' joint and several indemnification of the Lender, as provided under this Agreement and the Loan Documents, the Borrowers shall be jointly and severally liable for the repayment in full of all Obligations. 2.17. [intentionally omitted]

                  2.18. Equity Contributions. Additional contributions to the Borrowers of equity may be utilized or employed by the Borrowers without restriction hereunder.

                                   ARTICLE III

                             [intentionally omitted]

                                   ARTICLE IV

                             [intentionally omitted]

                                    ARTICLE V

                                    SECURITY

                  5.01. Collateral. As security for the full and timely payment and performance of all of the Obligations, each Borrower hereby as of the Closing Date, assigns, pledges, transfers, grants, bargains and sells, conveys, releases, confirms and sets over unto the Lender, and hereby grants and creates in favor of the Lender, a security interest in the Collateral, second in priority only to the rights of the CIT Lenders arising under the CIT Agreement.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  5.02 Trademarks. Any Borrower shall have the right to allow any trademark (other than the PH Trademarks) to lapse if such Borrower determines to do so in its reasonable business judgment and there would be no Material Adverse Effect.

                                   ARTICLE VI
                           CONDITIONS OF EFFECTIVENESS

                  6.01. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied and the obligation of the Lender to make the initial Loan hereunder shall be subject to the satisfaction of the following conditions precedent (the "Closing Date"):

                           (a)      [intentionally omitted]

                           (b)      Payment of Fees, Etc.  The Borrowers shall
have paid all fees, costs and expenses then payable by the Borrowers including, without limitation, those due and payable pursuant to Sections 2.08 and 11.06 hereof. The Borrowers shall have paid to counsel to the Lender all reasonable fees and other client charges due to such counsel on the Closing Date.

                           (c)      Representations and Warranties; No Event of
Default. Except with respect to Inactive Guarantors, the representations and warranties contained in Article VII of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto or thereto or prior to the Closing Date shall be correct on and as of the Closing Date as though made on and as of such date; and no Potential Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement becoming effective in accordance with its terms.

                           (d)      Legality.  The making of the initial Loans
shall not contravene any law, rule or regulation applicable to the Lender.

                           (e)      Delivery of Documents.  The Lender (or its
agent) shall have received on or before the Closing Date the following, each in form and substance satisfactory to the Lender and, unless indicated otherwise, dated the Closing Date:

                                    (i)     a Note payable to the order of the
Lender, duly executed by the Borrowers and dated as of the Closing Date;

                                    (ii)    a copy of the resolutions adopted
by the Boards of Directors or governing bodies performing like functions of each Borrower and each Guarantor (other than Inactive Guarantors), certified by authorized officers thereof, authorizing (A) the transactions contemplated by the Loan Documents to which such Borrower or such Guarantor is or will be a party, and (B) the execution, delivery and performance by such Borrower or such Guarantor of each Loan Document and the execution and delivery of the other documents to be delivered by such Borrower or such Guarantor in connection therewith;

                                    (iii)   a certificate of authorized officers
of each Borrower and each Guarantor (other than Inactive Guarantors), certifying the names and true signatures of the officers of such Borrower or such Guarantor authorized to sign each Loan Document to which such Borrower or such Guarantor is or will be a party and the other documents to be executed and delivered by such Borrower or such Guarantor in connection therewith, together with evidence of the incumbency of such authorized officers;

                                    (iv)    a copy of the charter of Planet
Hollywood certified as of a date not more than ten (10) Business Days prior to the Closing Date by the appropriate official of the state of incorporation of Planet Hollywood and certified and by an authorized officer of Planet Hollywood;

                                    (v)     a copy of the by-laws of Planet
Hollywood, certified as of the Closing Date by an authorized officer of Planet Hollywood;

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                                    (vi)    an opinion of Stroock & Stroock &
Lavan LLP, counsel to the Borrowers and the Guarantors (other than Inactive Guarantors) as to the authorized and permitted execution and delivery of the Intercreditor Agreement, as amended, by the PIK Trustee______________.

                                    (vii)   a certificate of the Designated
Financial Officer certifying as to the matters set forth in subsection (c) of this Section 6.01;

                                    (viii)  a copy of the financial statements
and projections of the Borrowers referred to in Section 7.08 hereof certified by the Designated Financial Officer;

                                    (ix)    [intentionally omitted];

                                    (x)     a certificate of an authorized
officer of each Borrower certifying the names and true signatures of those officers or agents of the Borrowers that are authorized to provide Notices of Borrowing and all other notices under this Agreement and the Loan Documents;

                                    (xi)    [intentionally omitted];

                                    (xii)   upon request, a certificate of an
authorized officer of each Borrower and each Guarantor stating that it has no Plans or any Multiemployer Plans other than the Planet Hollywood Employee Savings Plan;

                                    (xiii)  upon request, a certificate of
insurance evidencing insurance on the property of such Borrower or such Guarantor (other than Inactive Guarantors) as is required by Section 8.07 of this Agreement, naming the Lender as additional insured or loss payee, for all insurance maintained by such Borrower and such Guarantor;

                                    (xiv)   such other agreements, instruments,
approvals, opinions and other documents as the Lender may reasonably request;

                                    (xv)    upon request, evidence, including a
listing of all effective financing statements which name as debtor each Borrower and each Guarantor, tax Liens and judgment Liens, establishing the absence of any liens on Collateral (other than Permitted Liens), including Inventory or Memorabilia, and upon the request of the Lender, the execution and delivery of any public filings deemed necessary or desirable by the Lender;

                                    (xvi)   the Loan Documents duly executed by
the parties thereto;

                                    (xvii) appropriate financing statements on
Form UCC-1, duly executed by each Borrower and each Guarantor and duly filed in such office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be created by the Loan Documents and evidence that all necessary filing fees and taxes or other expenses related to such filings have been paid in full; and

                                    (xviii) [intentionally omitted]

                           (f)      Receipt of Documents.  All Loan Documents
and all documents incidental thereto, shall be satisfactory to the Lender and its counsel, and the Lender and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Lender, as the Lender or such counsel may reasonably request.

                           (g)      Cash Management System.  The cash management
system of each Borrower and its Subsidiaries (other than Inactive Guarantors) shall be satisfactory to the Lender.

                           (h)      Lien Priority.  The Liens in favor of the
Lender pursuant to the Loan Documents hereof shall be valid and perfected second priority Liens on the Collateral, subordinated only to the priority Liens created by the CIT Agreement, which Collateral shall be subject to no other Liens except for Permitted Liens.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                           (i)      Compliance.  The Lender shall be satisfied
as to each Borrower's and each Guarantor's (other than Inactive Guarantors) compliance with all Environmental Laws, ERISA, tax, and labor matters.

                           (j)      [intentionally omitted]

                           (k)      [intentionally omitted]

                           (l)      No Liens.  There are no liens or
encumbrances of any kind on any Collateral other than those created by the CIT Agreement and the Permitted Liens.

                           (m)      [intentionally omitted]

                           (n)      Due Diligence.  The Lender shall have
completed its due diligence to its satisfaction, including, without limitation, review of the Borrowers' books and records, systems and controls and analysis of the Inventory and Memorabilia. The results of such review shall be in form and substance satisfactory to the Lender. In connection with the Lender's due diligence investigation of any Borrower or any Guarantor, reasonable out-of-pocket travel expenses (including those incurred in connection with periodic field audits by employees of the Lender), reasonable out-of-pocket fees and expenses incurred by the Lender in connection with above shall be paid by Borrowers. Any oral or written request by the Borrowers for any Credit Extension hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in this Section 6.01 have been satisfied as of the date of such request. Failure of the Lender to receive notice from the Borrowers to the contrary before such Credit Extension is made shall constitute a further representation and warranty by the Borrowers that the conditions set forth in this Section 6.01 have been satisfied as of the date of such Credit Extension.

                           (o)      Intercreditor Agreement.  The Intercreditor
Agreement, as amended, shall be in form and substance satisfactory to the Lender.

                  6.02. Conditions Precedent to Loans. In addition to the requirements of Section 6.01, the obligation of Lender to make any Loan is subject to the fulfillment, in a manner satisfactory to the Lender, of each of the following conditions precedent:

                           (a)      Payment of Fees, Etc.  The Borrowers shall
have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to Sections 2.08 and 11.06 hereof.

                           (b)      Representations and Warranties; No Event of
Default. The following statements shall be true, and the submission by the Borrowers to the Lender of a Notice of Borrowing with respect to a Loan and the Borrowers' acceptance of the proceeds of such Loan shall be deemed to be a representation and warranty by the Borrowers on the date of such Loan that, (i) the representations and warranties contained in Article VII of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lender pursuant hereto on or prior to the date of such Loan are correct on and as of such date as though made on and as of such date (except for representations and warranties which relate to a specific date); and (ii) no Potential Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date.

                           (c)      Legality.  The making of such shall not
contravene any law, rule or regulation applicable to the Lender.

                           (d)      Borrowing Notice.  The Lender shall have
received a Notice of Borrowing pursuant to Section 2.03 hereof no later than 12:00 noon (Orlando, FL time) on the date of a proposed borrowing of a Loan.

                           (e)      Receipt of Documents.  The Lender shall
have received such other agreements, instruments, approvals and other documents, each in form and substance reasonably satisfactory to the Lender, as the Lender may reasonably request.

                           (f)      Proceedings; Receipt of Documents.  All
proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

satisfactory to the Lender and its counsel, and the Lender and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Lender, as the Lender or such counsel may reasonably request.

                           (g)      Commitment.  The aggregate unpaid principal
amount of the Loans shall not exceed, and after giving effect to the requested Credit Extension will not exceed, the Current Commitment.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

                  As of the Closing Date and any date a Loan is made hereunder, the Borrowers hereby represent and warrant to the Lender as follows (but none of the following representations and warranties shall apply to the Inactive Guarantors):

                  7.01. Organization, Good Standing, Etc. Each Borrower and each of its respective Subsidiaries (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and (in the case of such Borrower) to make the borrowings hereunder and to consummate the transactions contemplated hereby, except in the case where instances of failure to obtain such power and authority, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where instances of a failure to qualify or remain in good standing or a failure to maintain rights and privileges, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  7.02. Authority and Authorization. The execution, delivery and performance by each Borrower and their Subsidiaries of each Loan Document to which it is a party, (i) have been duly authorized by all necessary corporate action, (ii) do not and will not contravene its charter or by-laws, any other applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties or result in a default under any agreement or instrument to which each Borrower or any of their Subsidiaries is a party or by which they or their respective properties may be subject, except in the case of contractual restrictions where instances of such contravention, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any such Loan Document, as modified by the Intercreditor Agreement or with respect to Inactive Guarantors) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except with respect to Inactive Guarantors and where instances of such suspension, revocation, impairment, forfeiture or nonrenewal, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  7.03. Execution and Binding Effect. As of the Closing Date, this Agreement and each of the other Loan Documents required to be executed and delivered on or prior to the date hereof has been duly and validly executed and delivered by each such Borrower and Guarantor party thereto, and constitutes the legal, valid and binding obligations of each Borrower and each Guarantor enforceable in accordance with the terms hereof or thereof. Each Loan Document that is not required to be executed and delivered by a Borrower or a Guarantor prior to the Closing Date, when executed and delivered, will be validly executed and delivered by such Borrower or Guarantor and will constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable against it in accordance with the terms thereof, except as enforceability may be limited by
(a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies, and (b) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing and an implied covenant of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law), principles requiring consideration of the impracticability or impossibility of performance at any time, and principles affording defenses based on unconscionability, and such principles may include a requirement that a creditor act reasonably and in good faith.

                  7.04. Governmental Approvals. Other than as obtained heretofore, or with respect to the filing of UCC-1 forms with the appropriate filing officer, no authorization, consent, approval, license, exemption or other action by, and no

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary in connection with the execution and delivery by any Borrower or any of their respective Subsidiaries of each Loan Document to which it is a party, consummation of the transactions therein contemplated, performance of or compliance with the terms and conditions thereof or to ensure the legality, validity, enforceability and admissibility in evidence thereof.

                  7.05. Absence of Conflicts. Neither the execution and delivery of this Agreement or the other Loan Documents to which the Borrowers or the Guarantors are a party nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any Law, (b) conflict with or result in a breach of or default under its charter or by-laws, or any material agreement or instrument to which the Borrowers or the Guarantors are a party or by which it or any of their properties (now owned or hereafter acquired) may be subject or bound, or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Borrowers and the Guarantors, except the Liens in favor of the Lender with respect to the Collateral, as modified by the Intercreditor Agreement, as amended, except where instances of such violation of Law, conflict, or breach of any agreement or instrument, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  7.06. Subsidiaries. Schedule 7.06 annexed hereto is a complete and correct description of the name, jurisdiction of organization and ownership of the outstanding equity interests of each Subsidiary of the Borrowers in existence on the Closing Date. All shares of such stock owned by the Borrowers or one or more of their Subsidiaries, as indicated in such Schedule, are owned free and clear of all Liens.

                  7.07. Litigation. Except as set forth in the financial statements referred to in Section 7.08 hereof, there is not, to the best knowledge of any Borrowers, any pending or threatened proceeding by or before any Governmental Authority, arbitrator or grand jury against or affecting any Borrower or any ERISA Affiliate with respect to any Environmental Law or ERISA, which, if adversely decided, can reasonably be expected to have a Material Adverse Effect.

                  7.08. Financial Condition; Historical Statements. The Borrowers have heretofore furnished to the Lender a balance sheet of Planet Hollywood and its Consolidated Subsidiaries for the fiscal year ended December 31, 1999 and the related statements of operations and cash flows for the fiscal year then ended, as examined and reported on by PricewaterhouseCoopers LLP, independent certified public accountants, and a balance sheet and related statements of operations and cash flows of Planet Hollywood and its Consolidated Subsidiaries for and as of the end of the twelve (12) month period ended December 31, 2000, as certified by the Designated Financial Officer. Such financial statements present fairly, in all material respects, the financial condition of Planet Hollywood and its Consolidated Subsidiaries as of the end of such fiscal year and as of the end of such period, as applicable, and the results of its operations and the cash flows for the fiscal year then ended and for the period then ended, as applicable, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, subject (in the case of the interim financial statements) to year-end adjustments. Except as disclosed therein the Borrowers and their Subsidiaries do not have any material contingent liabilities (including liabilities for taxes), unusual forward or long term commitments or unrealized or anticipated losses from unfavorable commitments.

                  7.09. Compliance with Law, Etc. Each of the Borrowers and each of the Guarantors is not in violation of its charter or by-laws, in violation of any Law (including but not limited to violations pertaining to the conduct of its business or the use, maintenance or operation of the real and personal properties owned or possessed by it), or in breach of any material term of any agreement or instrument binding on or otherwise affecting it or any of its properties, except, in the case of such violations and breaches (other than violations relating to the payment of Taxes which, if unpaid, could result in a Lien on any Collateral or any other violation or breach that may result in a Lien on any Collateral), where instances of violation or breach of any agreement or instrument, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  7.10. ERISA. Each Plan is in substantial compliance with ERISA and the Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct and fairly presents the funding status of such Plan; and to the best of the Borrowers' knowledge, there has been no material adverse change in such funding status since the date of such report; (iv) no Plan has an Unfunded Current Liability (other than an Unfunded Current Liability resulting from interest rate fluctuations) in excess of $100,000; (v) no Plan had an accumulated or waived funding deficiency or permitted decreases which would create a

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

deficiency in its funding standard account within the meaning of Section 412 of the Code at any time during the previous sixty (60) months in excess of $100,000, (vi) all contributions required to be made with respect to a Plan have been timely made; (vii) neither the Borrowers nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204, or 4212(c) of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan in excess of $100,000; (viii) no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; (ix) no condition exists which presents a material risk to any Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code;
(x) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan; and (xi) there are no pending or, to the knowledge of the Borrowers, threatened claims, actions, proceedings, or lawsuits (other than ordinary course claims for benefits) asserted against any Plan or its assets, any fiduciary with respect to any Plan, any Borrower, or any ERISA Affiliate. Neither any Borrower nor any ERISA Affiliate has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, and neither any Borrower nor any ERISA Affiliate expects to incur a withdrawal liability. Except as required by Section 4980B of the Code, or as otherwise disclosed on Schedule
7.10 annexed hereto, no Borrower nor any ERISA Affiliate maintains a welfare plan (as defined in Section 3(1) of ERISA) which provides benefits or coverage after a participant's termination of employment. All Plans in existence on the Closing Date are set forth on Schedule 7.10.

                  7.11. Taxes, Etc. All Tax returns required to be filed by the Borrowers and the Guarantors have been properly prepared, executed and filed. All Taxes, assessments, fees and other governmental charges upon the Borrowers and their Subsidiaries or upon any of their respective properties, income, sales or franchises which are shown thereon as due and payable have been paid. The reserves and provisions for Taxes, if any, on the books of the Borrowers are adequate for all open years and for its current fiscal period. The Borrowers do not know of any proposed additional assessment or basis for any material assessment for additional Taxes (whether or not reserved against), which, if assessed, would cause a violation of Sections 6.01 hereof. The federal income Tax liabilities of the Borrowers have been finally determined by the Internal Revenue Service, or the time for audit has expired, for all fiscal periods ended on or prior to January 1, 1995, and all such liabilities (including all deficiencies assessed following audit) have been satisfied.

                  7.12. Full Disclosure. No representation or warranty made by any Borrower or any Guarantor under this Agreement or any other Loan Document is false or misleading in any material respect and no Loan Document or schedule or exhibit thereto and no certificate, report, statement or other document or information furnished to the Lender in connection herewith or therewith or with the consummation of the transactions contemplated hereby and thereby, contains, taken as a whole, any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. To the extent the Borrowers furnish any projections of the financial position and results of operations of the Borrowers and their respective Subsidiaries for, or as at the end of, certain future periods, such projections are prepared in good faith on the basis of assumptions, methods and tests stated therein which are reasonably believed by the Borrowers to have been reasonable and information reasonably believed by the Borrowers to have been accurate based upon the information available to the Borrowers at the time such projections were furnished to the Lender. The Borrowers have disclosed to the Lender all relevant information that, to the best of their knowledge, is reasonably likely to result in a Material Adverse Effect.

                  7.13. Operating Lease Obligations; Existing Liens; Unpaid Rent. On the Closing Date, the Borrowers and their Subsidiaries do not have any obligations as lessee for the payment of rent for any real property. There are no Liens on any assets of the Borrowers other than (i) the Liens created by the CIT Agreement, the Note Purchase Agreement and the PIK Indenture, (ii) the Liens created as of the Closing Date in favor of the Lender hereunder, (iii) Liens securing Capitalized Lease Obligations of the Borrowers, and (iv) Permitted Liens. As of the Closing Date, the outstanding rent for the leased distribution centers, warehouses and retail stores of the Borrowers is current.

                  7.14. Environmental Matters. None of the operations of any Borrower or its Subsidiaries are the subject of any federal, state or local investigation to determine whether any Remedial Action is needed to address the presence, disposal, Release or threatened Release which is reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs, (ii) the Borrowers and their respective Subsidiaries do not have any contingent liability in connection with any Release which is reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs, (iii) the operations of the Borrowers and their respective Subsidiaries are in compliance with all Environmental Laws, except those laws where a failure to comply is not reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

aggregate together with such other Environmental Liabilities and Costs, (iv) there has been no Release at any of the properties owned or operated by the Borrowers, their respective Subsidiaries or any predecessor in interest or title, or at any disposal or treatment facility which received Hazardous Materials generated by the Borrowers or their Subsidiaries or any predecessor in interest or title which is reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs; (v) no Environmental Actions have been asserted against the Borrowers or their Subsidiaries or any predecessor in interest or title nor do the Borrowers or their Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against the Borrowers or their Subsidiaries or any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs; (vi) the Borrowers and their Subsidiaries have obtained all permits, approvals, authorizations and licenses required by Environmental Laws necessary for their operations, and all such permits, approvals, authorizations and licenses are in effect and the Borrowers and their Subsidiaries are in compliance with all terms and conditions of such permits, approvals, authorizations and licenses, (vii) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Borrowers and their Subsidiaries or any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $500,000 or more in the aggregate together with other such Environmental Liabilities and Costs.

                  7.15. Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate (other inaccuracies of de minimus effect), and does not omit to state any information material thereto.

                  7.16. Insurance. The Borrowers and their Subsidiaries keep their properties adequately insured and maintain (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and
(iv) such other insurance as may be required by law or by the Loan Documents.

                  7.17. Use of Proceeds. The proceeds of the Loans shall be used for working capital purposes and for other general corporate purposes.

                  7.18. Financial Accounting Practices, Etc. The Borrowers and their Subsidiaries make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to the Lender and (B) to maintain accountability for assets.

                  7.19.    [intentionally omitted]

                  7.20.    Real Property; Leases.

                           (a)      Schedule 7.20(a) annexed hereto sets forth a
complete and accurate description and list as of the Closing Date of the location, by state and street address, of all real property owned and leased by the Borrowers and their respective Subsidiaries, together with, in the case of real property that is owned, a statement as to whether such real property is the subject of a contract of sale (and, if so, a statement as to the status of such sale).

                           (b)      As of the Closing Date, the Borrowers and
their Subsidiaries have valid leasehold interests in all the Leases. None of the Leases is subject to any Lien except Liens granted to the Lender pursuant to the Security Documents and Permitted Liens. Each Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with the Leases is necessary for the Borrowers or any of their Subsidiaries to enter into and execute the Loan Documents. Neither the Borrowers nor any of their Subsidiaries or, to the knowledge of the Borrowers or any of their Subsidiaries, any other party to any Lease is in default of its obligations thereunder and neither the Borrowers nor any of their Subsidiaries nor any other party to any such Lease has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under any such

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

Lease, except for such defaults the consequence of which, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                           (c)      All permits required to have been issued to
the Borrowers or their Subsidiaries with respect to the real property owned or leased by the Borrowers or any of their Subsidiaries to enable such property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used (separate and apart from any other properties), have been lawfully issued and are in full force and effect, and all such real property complies in all material respects with all applicable legal and insurance requirements, except where the failure to obtain such permits or instances of non-compliance with applicable legal and insurance requirements, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                           (d)      No portion of any real property owned or
leased by the Borrowers or any of their Subsidiaries has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition existing prior to such casualty or which if not repaired or restored is not reasonably likely to result in a Material Adverse Effect. Except as disclosed to the Lender in writing, no portion of any of the real property owned or leased by the Borrowers or any of their Subsidiaries is located in a special flood hazard area as designated by any Governmental Authority.

                  7.21. Location of Bank Accounts. Schedule 7.21 annexed hereto sets forth a complete and accurate list as of the Closing Date of all deposit and other accounts, including the Cash Concentration Account and all Depository Accounts, maintained by the Borrowers and their respective Subsidiaries together with a description thereof (i.e., the bank at which such deposit or other account is maintained and the account number and the purpose thereof).

                  7.22. No Event of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

                  7.23. Capitalized Leases. As of the Closing Date, Capitalized Lease Obligations of the Borrowers and their respective Subsidiaries (other than Inactive Guarantors) do not exceed $5,000,000 in the aggregate.

                  7.24. Inventory and Memorabilia. There is no location at which the Borrowers and the Guarantors have any Inventory or Memorabilia (except for Inventory and Memorabilia in transit) other than (i) those locations listed on
Schedule 1.01(B) annexed hereto, and (ii) any other locations approved in writing by the Lender. Schedule 1.01(B) contains a true, correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory and Memorabilia of the Borrowers is stored. None of the receipts received by the Borrowers from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

                  7.25. Collateral. The Borrowers and the Guarantors have good and marketable title to the Collateral.

                  7.26. Tradenames. Schedule 7.26 annexed hereto sets forth a complete and accurate list as of the Closing Date of all tradenames used by the Borrowers and their Subsidiaries.

                  7.27. Intellectual Property. Each of the Borrowers and their Subsidiaries owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses and the ownership and sale of Memorabilia and, to the knowledge of each such Borrower or each such U.S. Subsidiary, without infringement upon or conflict with the rights of any other Person with respect thereto, except where the failure to obtain the right to use licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses and the ownership and sale of Memorabilia, and infringements upon and conflicts with respect thereto which, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Borrowers and their Subsidiaries, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any of their Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

where such infringements, conflicts and pending or threatened litigation, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Borrowers and their Subsidiaries, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, would result in or could reasonably be expected to result in a Material Adverse Effect.

                  7.28. Regulation T, U or X. The Borrowers are not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  7.29. Nature of Business. The Borrowers are not engaged in any business other than (i) the operation of restaurants and retail stores selling Planet Hollywood-related and Official All-Star Cafe-related merchandise, and (ii) the sale and licensing of intellectual property and merchandise related thereto, and the operation of websites in connection therewith and other reasonably related activities (subject to the restrictions contained in the Loan Documents related to the Memorabilia (including without limitation, the minimum sales price and application of Net Proceeds)).

                  7.30. Adverse Agreements, Etc. Neither the Borrowers nor any of their Subsidiaries is a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which would result in a Material Adverse Effect, or, to the best knowledge of the Borrowers, could reasonably be expected to result in a Material Adverse Effect.

                  7.31. Holding Company and Investment Company Acts. Neither the Borrowers nor any of their Subsidiaries is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  7.32. Permits, Etc. The Borrowers and their Subsidiaries have all material permits, licenses, authorizations and approvals required for them lawfully to own and operate their business.

                  7.33. Priority; Title. The Liens granted under the Security Documents constitute, and shall at all times constitute, perfected, second priority Liens on the Collateral. The Collateral is subject to no other Liens other than Permitted Liens, and the Borrowers are the sole and absolute owner of all of the Collateral with full right to pledge, sell, consign, transfer and create Liens therein. No Person has any right of first refusal, option or other preferential right to purchase any Collateral. The Borrowers will at their expense warrant and, at the Lender's request, defend the same from any and all claims and demands of any other Person other than the Permitted Liens. The Borrowers will not grant, create or permit to exist, any Lien upon the Collateral, or any proceeds thereof, in favor of any other Person other than Permitted Liens. The Borrowers and their Subsidiaries have good and marketable title or a valid leasehold interest in all of their properties and assets, free and clear of all Liens except Permitted Liens.

                  7.34.    Labor Relations; Collective Bargaining Agreements.

                           (a)      Set forth on Schedule 7.34 annexed hereto is
a list (including dates of termination) of all collective bargaining agreements between or applicable to the Borrowers or any of their U.S. Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of the Borrowers or any of such U.S. Subsidiaries.

                           (b)      Neither the Borrowers nor any of their U.S.
Subsidiaries is engaged in any unfair labor practice that would result in or could reasonably be expected to result in a Material Adverse Effect. There is
(i) no significant unfair labor practice complaint pending against the Borrowers or any of their U.S. Subsidiaries or, to the best knowledge of the Borrowers or any of their U.S. Subsidiaries, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any Collective Bargaining Agreement is now pending against the Borrowers or any of their U.S. Subsidiaries or, to the best knowledge of the Borrowers or any of their U.S. Subsidiaries, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against the Borrowers or any of their U.S. Subsidiaries or, to the best knowledge of the Borrowers or any of their U.S. Subsidiaries,

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

threatened against the Borrowers or any of their U.S. Subsidiaries, and (iii) to the best knowledge of the Borrowers or any of their U.S. Subsidiaries, no union representation question existing with respect to the employees of the Borrowers or any of their U.S. Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) where such actual or threatened complaint, grievance, or arbitration proceeding, strike, labor dispute, slowdown or stoppage, or union representation question would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  7.35. Loan Documents. The Loan Documents create and grant to the Lender, a legal, valid and perfected second priority Lien on the Collateral, subject to no other Liens except for Permitted Liens.

                  7.36. Solvency. After giving effect to the transactions contemplated by this Agreement and the Related Documents and each Credit Extension, the Borrowers and the Guarantors are, on a consolidated basis, Solvent.

                  7.37. Ownership of Planet Hollywood Memorabilia, Inc. and the Memorabilia. As of the date hereof, (i) Planet Hollywood owns one hundred percent (100%) of Planet Hollywood Memorabilia, Inc., (ii) Planet Hollywood Memorabilia, Inc. owns one hundred percent (100%) of the Memorabilia, all of which was duly and properly transferred from Planet Hollywood to it pursuant to an order, dated December 13, 1999, of the United States District Court for the District of Delaware, and (iii) prior to the transfer described in clause (ii) hereof, Planet Hollywood was the sole owner of and had good and marketable title to one hundred percent (100%) of the owned Memorabilia.

                  7.38. Corporate Structure. The corporate chart evidencing the corporate structure of the Borrowers and the Guarantors annexed as Schedule
7.38 hereto accurately reflects as of the Closing Date the corporate structure of the Borrowers and the Guarantors in all material respects.

                  7.39. Delivery of Authenticity Documents. Upon request, copies of the Authenticity Documents shall be promptly delivered to the Lender within ten (10) days of the Closing Date.

                  7.40. Material Contracts. Schedule 7.40 annexed hereto sets forth a complete listing of all Material Contracts.

                  7.41.    [intentionally omitted]

                  7.42.    [intentionally omitted] ]

                  7.43. Additional Representations and Warranties. With respect to advances subsequent to the initial advances, such other representations and warranties as shall be satisfactory to the Lender in its reasonable discretion and which are customary to transactions of this nature.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

                  So long as any principal of or interest on the Loans or any other Obligations (whether or not due) shall remain unpaid or the Lender shall have any credit commitment hereunder, the Borrowers will, upon request of the Lender (there being no requirement under this Article VIII (except Section 8.09) that encompasses or otherwise applies to the Inactive Guarantors):

                  8.01.    Reporting Requirements. Furnish to the Lender:

                           (a)      As soon as practicable and in any event
within ninety (90) days after the close of each fiscal year of Planet Hollywood, a consolidated (and consolidating) statement of operations and cash flows of Planet Hollywood and its Consolidated Subsidiaries for such fiscal year and a consolidated (and consolidating) balance sheet of Planet Hollywood and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, which statements and balance sheet shall be certified by PricewaterhouseCoopers or other independent certified public accountants of recognized national standing selected by the

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

Borrowers and reasonably satisfactory to the Lender. The certificate or report of such accountants (the "Accountant's Opinion") shall be without an exception or qualification arising out of the scope of the audit with respect to such statements and balance sheet being prepared in compliance with GAAP and shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances, and (ii) in the opinion of such accountants such statements and balance sheet present fairly, in all material respects, the financial position of Planet Hollywood and its Consolidated Subsidiaries as of the end of such fiscal year and the results of its operations and the changes in its financial position for such fiscal year, in conformity with GAAP (except for changes in application in which such accountants concur). A copy of the Accountant's Opinion shall be delivered to the Lender and signed by such independent public accountants. Each set of statements and balance sheets delivered pursuant to this Section 8.01(a) shall be accompanied by a certificate dated the date of the delivery of such statements and balance sheet by the Designated Financial Officer stating in substance that he has reviewed this Agreement and that in making the examination necessary for this certification, he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof if determinable.

                           (b)      As soon as practicable and in any event
within forty-five (45) days after the close of each fiscal quarter of Planet Hollywood, unaudited consolidated (and consolidating) statements of operations and cash flows of Planet Hollywood and its Consolidated Subsidiaries and an unaudited consolidated (and consolidating) balance sheet of Planet Hollywood and its Consolidated Subsidiaries as of the close of such fiscal quarter, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding fiscal quarter for the preceding fiscal year, which statements and balance sheet shall be certified by the Designated Financial Officer as presenting fairly, in all material respects, the financial position of Planet Hollywood and its Consolidated Subsidiaries as of the end of such quarter and the results of its operations and the changes in its financial position for such quarter, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent audited financial statements furnished to the Lender, subject to year-end adjustments. Each set of statements and balance sheets delivered pursuant to this Section 8.01(b) shall be accompanied by a certificate of the Designated Financial Officer dated the date of the delivery of such statements and balance sheet stating that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.

                           (c)      As soon as practicable and in any event
within thirty (30) days after the end of each fiscal month of Planet Hollywood that is not the end of a fiscal quarter, unaudited consolidated (and consolidating) statements of operations and cash flows for Planet Hollywood and its Consolidated Subsidiaries for such fiscal month and for the period from the beginning of such fiscal year to the end of such fiscal month, and an unaudited consolidated (and consolidating) balance sheet of Planet Hollywood and its Consolidated Subsidiaries as of the end of such fiscal month, all in reasonable detail, setting forth in comparative form the corresponding figures for the corresponding fiscal month during the preceding fiscal year (except for the balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end), and accompanied by a certificate of the Designated Financial Officer stating that (i) such statements present fairly, in all material respects, the financial position of Planet Hollywood and its Consolidated Subsidiaries as of the end of such fiscal month and the results of its operations and cash flows for such fiscal month, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent adjusted financial statements furnished to the Lender, subject to year-end adjustments, and (ii) he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable.

                           (d)      [intentionally omitted]

                           (e)      As soon as possible, and in any event within
five (5) days, after the occurrence of a Potential Default or an Event of Default or a Material Adverse Effect with respect to any Borrower, the written statement of the Designated Financial Officer of such Borrower, setting forth the details of such Potential Default or Event of Default, Material Adverse Effect and the action which such Borrower proposes to take with respect thereto. The Borrowers agree and acknowledge that they shall furnish any such notice notwithstanding that they have not been requested by the Lender to deliver same.

                           (f)      (i)     By 12:00 noon Orlando, FL time three
(3) Business Days after Sunday of each week, or more often if requested by the Lender, a report of all Memorabilia that was, during such week, (i) bought, sold or

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

otherwise disposed of by the Borrowers and the Guarantors, or (ii) transferred or moved by the Borrowers and the Guarantors, including, without limitation, the old and the new location for each such item of Memorabilia so transferred or moved, in each case, unless the aggregate of all such Memorabilia bought, sold, transferred or moved has a Book Value at any time of less than $50,000 (the "Memorabilia Change Report"); provided, however, that (x) any such purchases, sales, transfers or movements must be made in accordance with the terms of this Agreement and (y) in calculating the Book Value of Memorabilia aggregating $50,000 as aforesaid, transfers and other movements of Memorabilia among Borrowers and Guarantors to locations where the Lender has filed a UCC financing statement are not required to be counted in the calculation of such $50,000 threshold.

                                    (ii)    On the last day of each fiscal
quarter (or such more frequent period as is required by the Lender), the Memorabilia Report.

                           (g)      Promptly after receipt by any Borrower,
copies of all accountants' management letters, business plans and other reports which have direct or indirect bearing on the Collateral.

                           (h)      Promptly upon becoming available, a copy of
(i) all reports, financial statements or other information delivered by any Borrower to its shareholders, (ii) all reports, proxy statements, financial statements and other information generally distributed by any Borrower to its creditors or the financial community in general, and (iii) any audit or other reports submitted to any Borrower by independent accountants in connection with any annual, interim or special audit of such Borrower.

                           (i)      On the last day of each fiscal month, a
certification of the Designated Financial Officer indicating that all rent and other charges due and payable by the Borrowers with respect to the Leases are current, and that no default has occurred or is continuing (after giving effect to grace periods) pursuant to any of the Leases as of the date of such certification; provided, however, that, in the event any of the foregoing payments are due and payable (whether or not disputed) or a potential default exists under one or more of the Leases, then such certification shall identify all such outstanding payments and defaults.

                           (j)      (i) As soon as possible and in any event
within ten (10) days after any Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event with respect to any Plan has occurred, or that any Borrower or any ERISA Affiliate has failed to make a required installment to a Plan within the meaning of Section 412(m) of the Code, a statement of the Financial Officer of such Borrower describing such Termination Event and the action, if any, which such Borrower or ERISA Affiliate proposes to take with respect thereto, (ii) promptly and in any event within two (2) Business Days after receipt thereof by any Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by such Borrower or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan and Multiemployer Plan, (iv) promptly and in any event within five (5) Business Days after receipt thereof by any Borrower or any ERISA Affiliate from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by such Borrower or any ERISA Affiliate concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under
Section 4241 of ERISA, (v) promptly and in any event within ten (10) days after any Borrower or any ERISA Affiliate takes action to establish an employee Plan as defined in Section 3(3) of ERISA, a statement of the Financial Officer of such Borrower describing such employee Plan and a copy of such employee Plan, and (vi) promptly and in any event within five (5) days after any Borrower files any notice with the PBGC under Section 4043(b) of ERISA, a copy of such notice.

                           (k)      Promptly after, and in any event within five
(5) days after, an officer of any Borrower learns of any of the following, notice thereof:

                                    (i)      the receipt by such Borrower or any
of its Subsidiaries of notification that any real or personal property of such Borrower or its Subsidiaries is subject to any Environmental Lien;

                                    (ii)     notice of violation of any
Environmental Law which could reasonably be expected to subject such Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $500,000 or more; or

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                                    (iii)    notice of the commencement of any
judicial or administrative proceeding or investigation alleging a violation by such Borrower or any of its Subsidiaries of any Environmental Law, which if adversely determined, could reasonably be expected to subject such Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $500,000 or more.

                           (l)      Promptly after submission to any
Governmental Authority all documents and information furnished to such Governmental Authority in connection with any investigation of any of the Borrowers or any of their respective Subsidiaries which, if adversely determined, could result in a Material Adverse Effect; provided, however, that the Borrowers and their respective Subsidiaries shall not be required to disclose any documents and information that counsel has advised the Borrowers should not be disclosed under any applicable law.

                           (m)      Promptly upon request, such other
information concerning the condition or operations, financial or otherwise, of the Borrowers or any of their respective Subsidiaries as the Lender from time to time may reasonably request.

                           (n)      Promptly after the commencement thereof but
in any event not later than five (5) days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrowers or any of their Subsidiaries, notice of each action, suit or proceeding involving the Borrowers or any of their Subsidiaries before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could result in a Material Adverse Effect.

                  8.02. Compliance with Laws, Etc. Comply and cause each of their respective Subsidiaries to comply, with all applicable Laws (including but not limited to Environmental Laws and compliance in respect of products that they sell or service they perform, conduct of their businesses, or use, maintenance or operation of real and personal properties owned or possessed by them), except, in the case of instances of non-compliance (other than non-compliance in the payment of Taxes which, if unpaid, could result in a Lien on any Collateral or any other non-compliance that may result in a Lien on any Collateral), where such instances of non-compliance, individually or in the aggregate, will not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  8.03. Preservation of Existence, Etc. Subject to Section 9.04(b) hereof, maintain and preserve, and cause each of their respective Subsidiaries to maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary, except where instances of failure to qualify or remain in good standing or failure to maintain rights and privileges, individually or in the aggregate, will not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  8.04. Keeping of Records and Books of Account. Keep, and cause each of their respective Subsidiaries (other than Inactive Guarantors) to keep, adequate records and books of account, with complete entries made in accordance with GAAP.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  8.05.    Inspection Rights.

                           (a)      Permit, and cause each of their respective
Subsidiaries to permit, the Lender, or any agents or representatives thereof or such professionals or other Persons as the Lender may designate (i) to examine and inspect the books and records of any of the Borrowers and their Subsidiaries and take copies and extracts therefrom, (ii) to verify materials, leases, notes, receivables, deposit accounts and other assets and liabilities of the Borrowers and their Subsidiaries from time to time, and (iii) to conduct Inventory and Memorabilia appraisals and/or valuations at the distribution centers and retail stores of the Borrowers and their Subsidiaries; provided, however, that, in the absence of a continuing Event of Default, (A) the Lender and its representatives shall be limited to four (4) visits per calendar year to Planet Hollywood's corporate headquarters (or such other locations if deemed necessary by the Lender) for purposes of conducting any such actions described in clauses (i) through (iv) above, with all expenses related to such visits to be borne by Planet Hollywood in accordance with Section 8.05(c) hereof, and (B) all such actions described in clauses (i) through (iv) above shall be conducted at reasonable times and during normal business hours. The Lender will endeavor to minimize the disruption of such Borrower's business in connection with the exercise of its rights under this paragraph.

                           (b)      Permit, and cause the Subsidiaries to
permit, the Lender, or any agents or representatives thereof or such professionals or other Persons as the Lender may designate to examine and re-evaluate the value of the Collateral, including, without limitation, the Memorabilia.

                           (c)      All reasonable out-of-pocket expenses of the
Lender in connection with the inspection rights set forth in subsections 8.05(a) and 8.05(b) shall be payable by the Borrowers directly or at the option of the Lender through direct charges to the Borrowers' Account; such expenses shall include, without limitation, the (i) reasonable fees and expenses including with respect to retaining a third party consultants, (ii) reasonable out-of-pocket travel expenses (including those incurred in connection with periodic field audits by employees of the Lender), (iii) reasonable out-of-pocket fees and expenses incurred by the Lender in connection with the monitoring of the Collateral, and (iv) out-of-pocket messenger and delivery expenses, and out-of pocket duplicating expenses. So long as no Event of Default has occurred and is continuing, the Lender agrees to advise the Borrowers of their respective intention to retain third parties (other than legal counsel) at any time after the Closing Date and to consult with the Borrowers regarding same. The Borrowers shall also pay on demand directly or at the option of the Lender through direct charges to the outstanding balance of the Loans all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with any litigation, contest, dispute, suit or proceeding relating to the Loan Documents or the transactions contemplated hereby. The Lender shall deliver to Planet Hollywood a reasonably detailed statement of expenses in advance of the Lender charging the Borrowers' Account.

                  8.06. Maintenance of Properties, Etc. Maintain and preserve, and cause each of their respective Subsidiaries to maintain and preserve, all of their properties (including all real properties leased or owned by them) which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of their respective Subsidiaries to comply, at all times with the provisions of all Leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except where any failure to maintain and preserve their properties or failure to comply with the provisions of their Leases, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect.

                  8.07.    Maintenance of Insurance.

                           (a)      Maintain, and cause each of their respective
Subsidiaries to maintain, with responsible and reputable insurance companies or associations insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Lender as of the Closing Date and with such deductibles or self-insured retentions as are in accordance with normal industry practice and all applicable laws, rules and regulations; provided, however, that in no event will any such deductible or self-insured retention in respect of liability claims or in respect of casualty damage exceed, in each such case, $250,000 per occurrence. Subject to Article XII and only from and after the CIT Termination Date: (i) eEach insurance policy referred to in this Section 8.07 shall specify the Lender as loss payee thereof and contain a standard endorsement satisfactory to the Lender effecting such specification; (ii) a. All policies covering the Collateral are to be

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

made payable to the Lender, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Lender may require to fully protect the Lender's interest in the Collateral and to any payments to be made under such policies; (iii). Uupon request, all original policies or true copies thereof are to be delivered to the Lender, premium prepaid, with the additional insured endorsement in the Lender's favor, and shall provide for not less than thirty (30) days prior written notice to the Lender of the exercise of any right of modification or cancellation; and (iv) at the Borrowers' request, the Lender may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Lender's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. . So long as no Event of Default has occurred or is continuing, amounts received by the Lender as payee shall, if in excess of $1,000,000, be credited to the borrowings and shall be available for reborrowing, subject to the terms and conditions hereof. Insurance proceeds of $1,000,000 or less may be reinvested in the replacement of items which were the subject of the insurance recovery. At the Borrowers' request, the Lender may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Lender's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.

                           (b)      After the Closing Date, Planet Hollywood
shall have the right to change insurance carriers to one or more other insurance carriers having the same "Best" rating or to modify existing insurance policies upon notice to the Lender without the Lender's consent; provided, however, that on the effective date of such changes and modifications, (i) the Borrowers remain insured in such amounts and covering such risks as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto, (ii) such insurance is adequate in amount and scope as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated, (iii) the amount, adequacy and scope of such insurance is substantially similar to that in existence as of the Closing Date, and (iv) a loss payee endorsement is delivered to the Lender simultaneously with the effective date thereto (there being no grace period for any Event of Default based on the requirements of this Section 8.07(b)).

                           (c)      Subject to Article XII and only from and
after the CIT Termination Date, Uupon the occurrence and during the continuance of an Event of Default, the Lender shall have the sole right, in the name of the Lender and the Borrowers, to file claims under any insurance policies insuring any of the Collateral, provided that the Lender gives prompt notice thereof to the Borrowers, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                  8.08. Environmental. Comply, and cause each of their respective Subsidiaries to comply, with the requirements of all Environmental Laws and provide to the Lender all documentation in connection with such compliance that the Lender may reasonably request; and not cause or permit the Collateral or any property or facility owned, operated or occupied by the Borrowers or their Subsidiaries to be used for any activities involving, directly or indirectly, the use, generation, treatment, storage, release or disposal of any Hazardous Materials, except in compliance with applicable Laws and except where instances of non-compliance with the requirements of all Environmental Laws or the use of the Collateral or any property or facility owned, operated or occupied by the Borrowers or their Subsidiaries for any activities involving, directly or indirectly, the use, generation, treatment, storage, release or disposal of any Hazardous Materials, individually or in the aggregate, would not result in and could not reasonably be expected to result in a Material Adverse Effect. On behalf of the Borrowers and their Subsidiaries, the Borrowers hereby agree to defend, indemnify, and hold harmless the Lender, its employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities (including strict liability), settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) and Environmental Liabilities and Costs arising out of
(i) any Release, or threatened Release on any property presently or formerly owned or occupied by any of the Borrowers or their Subsidiaries (or their predecessors in interest or title) or at any disposal facility which received Hazardous Materials generated by the Borrowers or their respective Subsidiaries,
(ii) any violation of Environmental Laws, (iii) any Environmental Actions, (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to exposure to Hazardous Materials used, handled, generated, transported or deposited by the Borrowers or their respective Subsidiaries (or any predecessor in interest or title), and/or (v) the breach of any representation or warranty made by the Borrowers in Section
7.14 hereof or the breach of any covenant made by any of the Borrowers or their Subsidiaries in this Section 8.08. This Environmental Indemnity shall survive the repayment of the Obligations and discharge or release of any security interest granted under the Loan Documents.

                  8.09. Further Assurances. Do, execute, acknowledge, deliver, record, file, register and perform and cause each of their respective U.S. Subsidiaries (or any other entity as to which the Lender at any time has a Lien on the assets or

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

ownership interest thereof) to do, execute, acknowledge, deliver, record, file, register and perform at the sole cost and expense of the Borrowers all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Lender may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Loan Document, (b) to subject to valid and perfected second priority Liens all the Collateral, (c) to perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and the Lien intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer and confirm unto the Lender the rights now or hereafter intended to be granted to the Lender under this Agreement, any Loan Document or any other instrument under which the Borrowers or the Subsidiaries may be or may hereafter become bound to convey, mortgage or assign to the Lender.

                  8.10. Financial Accounting Practices, Etc. Make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Borrowers and their Subsidiaries and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP, and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  8.11. Cash Management System. Subject to Article XII and only from and after the CIT Termination Date, and in connection with the Intercreditor Agreement, as amended of even date herewith, Lender shall be entitled to all of the benefits and protections of the "Cash Management System" provided in Section 8.11 of the CIT Agreement in order of priority as set forth in the Intercreditor Agreement, and it is specifically understood that the Lender shall be entitled to all such benefits and protections upon the termination or maturity of the CIT Agreement. Subject to the foregoing, and in connection therewith: (a)The Borrowers agree and covenant to (i) cause all cash and all proceeds from Receivables, other accounts receivable, and the sale of Inventory and Memorabilia or any other Collateral to be deposited into the Depository Accounts in the ordinary course of business of each of the Borrowers consistent with past practice but in any event not less than twice each week,
(ii) cause all remittances on credit card sales to be transferred from the Depository Account into the Blocked Account on a daily basis (or to be sent directly into the Blocked Account), (iii) cause all funds in the Depository Accounts to be transferred into the Blocked Account in the ordinary course of business of each of the Borrowers consistent with past practice but in any event not less than twice each week except for the amounts needed to make the payments to state taxing authorities in the amounts, to the states and with the periodicy in the ordinary course of business, such funds transfer to be automatic and under the control of CIT pursuant to notice letters to Depository Accounts Banks (or Depository Account Agreements reflecting same) and Credit Card Obligors (iv) deposit the Net Cash Proceeds of Asset Sales in the Blocked Account, (except to the extent such Net Cash Proceeds are not required to be paid to the Lender hereunder and are required to be paid to the Note Agent under the Note Purchase Agreement), (v) instruct the Lender to cause all funds transferred to the Blocked Account to be applied to reduce the Obligations outstanding from time to time, with excess amounts to be credited to the Cash Concentration Account, (vi) take all such actions as the Lender deems necessary or advisable to send all cash, all proceeds from the sale of Inventory and Memorabilia, all remittances or other proceeds of Collateral to the Blocked Account to be applied to the Obligations and (vii) on or before the Closing Date, (A) execute and deliver to the Lender an original notice letter for each Depository, and use its best efforts to obtain the Depository Account Agreements, (B) deliver to the Lender a credit card depository account agreement, satisfactory to the Lender, duly executed by Planet Hollywood and each credit card servicer of Planet Hollywood, and (C) take such other actions as the Lender deems necessary or advisable to grant to the Lender dominion and control over the funds in the Blocked Account.

                           (b)      The Borrowers shall promptly, and in any
event not later than five (5) days, after the opening of any new Depository Account, notify the Lender in writing of the creation of such new Depository Account and shall at the time of such notice execute and deliver to the Lender a notice letter regarding same. Upon and during the continuance of an Event of Default, the Borrowers shall, upon the request of the Lender, use their best efforts to cause each Depository Bank maintaining a Depository Account (which has not previously delivered the Depository Account Agreement as aforesaid) to promptly, and in any event within twenty (20) days after the date of such request, enter into a Depository Account Agreement. If, after any such request by the Lender, any Borrower is unable to obtain a Depository Account Agreement from any financial institution that receives remittances or other proceeds of sales of Inventory or Memorabilia within such thirty (30) day period,

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

such Borrower shall promptly thereafter terminate such accounts and establish new accounts at a financial institution that will enter into a Depository Account Agreement.

                           (c)      Each Borrower shall promptly, and in any
event not later than five (5) days after the establishment of any new credit card relationship, notify the Lender in writing of the creation of such new relationship, shall at the time of such notice execute and deliver to the Agent a Payment Direction Notice and shall use its best efforts (but not requiring any payment to be made by such Borrower) to deliver to the Lender a credit card bank depository account agreement duly executed by such Borrower and such new credit card servicer.

                  8.12.    [intentionally omitted]
                                                  -

                  8.13. Memorabilia and Inventory. The Borrowers shall maintain, hold for safe-keeping and preserve the Memorabilia and Inventory at all locations in a manner consistent with maintaining its maximum value. Subject to Section 8.14, the Memorabilia and Inventory shall not be moved to any location outside the United States of America or to any other location other than those locations listed on Schedule 8.13 annexed hereto without the prior written consent of the Lender; provided, however, that no such consent shall be required for Memorabilia moved outside the United States to franchisees pursuant to contractual obligations with such franchisees so long as advance written notification of same is provided to the Lender adequately describing the Memorabilia so transferred.

                  8.14. Change in Collateral; Collateral Records. Upon request, give the Lender (a) not less than twenty (20) days' prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Lender and at which the Lender has filed financing statements and otherwise fully perfected its Liens thereon, and
(b) prompt notice of any other change in the location of any Collateral. Notwithstanding the foregoing, no Memorabilia can be moved outside the United States or to franchisee locations (unless the aggregate amount of Memorabilia moved from the date hereof to the date of determination is $300,000 or less (based on Book Value), with exchanges of Memorabilia being permitted within such limit) without prior written consent of the Lender (such consent not to be unreasonably withheld). The Borrowers shall also advise the Lender promptly, in sufficient detail, of any material adverse change relating to the type, quantity or mix of the Collateral or the security interests granted therein. The Borrowers agree to execute and deliver to the Lender for the benefit of the Lender from time to time, the Memorabilia Report and such written statements and schedules as the Lender may reasonably require, designating, identifying or describing the Collateral. The Memorabilia Report shall be updated weekly to reflect any sale or other movement of Memorabilia. The Borrowers' failure, however, to promptly give the Lender such statements or schedules shall not affect, diminish, modify or otherwise limit the Lender's security interest in the Collateral.

                  8.15. Leases. The Borrowers shall, and shall cause each of their respective Subsidiaries, to (i) comply in all material aspects with all of their respective obligations under Leases, and (ii) not modify, amend, extend or otherwise change any of the terms, covenants or conditions of any such Leases if such modification, amendment, extension or other change could reasonably be expected to result in a Material Adverse Effect.

                  8.16.    [intentionally omitted]

                  8.17. Authenticity Documents. In addition to the requirement that copies of the Authenticity Documents be delivered to the Lender on or after the Closing CIT Termination Date, if requested, the Borrowers shall, and shall cause each of their respective U.S. Subsidiaries to, deliver to the Lender, if requested by the Lender on or after the CIT Termination Date, copies of subsequently acquired Authenticity Documents, to the Lender within ten within
(10) days of receipt thereof with respect to each item of Memorabilia whether now owned or hereafter acquired.

                  8.18     [intentionally omitted]

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                                   ARTICLE IX

                               NEGATIVE COVENANTS

                  So long as any principal of or interest on the Loans or any Obligations (whether or not due) shall remain unpaid or the Lender shall have any credit commitment hereunder, the Borrowers will not, without the prior written consent of the Lender:

                  9.01. Liens, Etc. Create or suffer to exist, or permit any of their respective Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of their properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit any of their respective Subsidiaries to assign or otherwise transfer, any right to receive income, other than the following (the "Permitted Liens"):

                          (a)      Liens created pursuant to the Loan Documents;

                          (b)      Liens existing on the Closing Date and
extensions and renewals thereof provided that such extensions and renewals do not change the principal, interest, or other financial terms or obligations thereof;

                          (c)      Liens in connection with any taxes,
assessments, governmental charges, levies, or claims that are not yet due and payable or which any Borrower is contesting in good faith and by appropriate proceedings diligently conducted so long as reserves or other appropriate provisions as may be required by GAAP have been made therefor and so long as the failure to pay the same would not result in and could not reasonably be expected to result in a Material Adverse Effect;

                          (d)      Liens created by operation of Law other than
Environmental Liens, such as materialmen's liens, mechanics' liens (not to exceed $50,000 in the aggregate) and other similar Liens, arising in the ordinary course of business which secure amounts not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings and which have been bonded or with respect to which a stay of enforcement is in effect;

                          (e)      deposits (including utility security
deposits), pledges or Liens (other than Liens arising under ERISA), securing (1) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (2) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (3) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                          (f)      Liens in favor of the Agent (on behalf of
the CIT Lenders, the Note Holders and the PIK Trustee, subject to the Intercreditor Agreement;

                          (g)      purchase money Liens solely on the asset
being acquired by the Borrowers, provided that each such Lien does not exceed $3,000,000;

                          (h)      [Intentionally Omitted];

                          (i)      judgment Liens that do not constitute an
Event of Default;

                          (j)      existing Liens on assets acquired after the
Closing Date;

                          (k)      involuntary Liens in the case of the
Inactive Guarantors;

                          (l)      precautionary UCC filings in connection with
property not constituting Collateral hereunder (e.g., leases of telecopier machines);

                          (m)      an encumbrance of a landlord with respect to
the interest of the Borrowers or Guarantors as a lessee or sublessee under a Lease but not including any liens or encumbrances arising out of any default thereunder; and

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                           (n)      Liens to secure any Indebtedness incurred to
refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (a) through (m).

                  9.02. Indebtedness. Create, incur or suffer to exist, or permit any of their respective U.S. Subsidiaries to create, incur or suffer to exist, any Indebtedness, other than:

                           (a)      Indebtedness created hereunder or under the
Notes (including subsequent refinancings so long as such refinancings do not increase the principal amount thereof);

                           (b)      Indebtedness existing on the date hereof or
related to the Inactive Guarantors (to the extent in existence on the date hereof) (including subsequent refinancings so long as all such refinancings do not increase the principal amount thereof);

                           (c)      Indebtedness in connection with Capitalized
Leases permitted by Section 9.07 of this Agreement (including subsequent refinancings so long as all such refinancings do not increase the principal amount thereof);

                           (d)      Indebtedness secured by Liens or security
interests permitted by Section 9.01(f) (including subsequent refinancings so long as all such refinancings do not increase the principal amount thereof);

                           (e)      Indebtedness created under the CIT Agreement
in the original principal amount not to exceed $125,000,000, plus any additional Liens or Indebtedness permitted under the CIT Agreement (including subsequent refinancings so long as all such refinancings do not increase the original principal amount thereof, and the Indebtedness and Liens created under the CIT Agreement or such refinancings are subject to the Intercreditor Agreement);

                           (f)      Indebtedness created under the PIK Indenture
in the original principal amount not to exceed $95,000,000 (including subsequent refinancings so long as all such refinancings do not increase the original principal amount thereof, and the indebtedness and liens created under the PIK Indenture thereunder are subject to the Intercreditor Agreement);

                           (g)      Indebtedness under the Note Purchase
Agreement in the original principal amount not to exceed $10,000,000 (plus all interest and fees payable under the Note Purchase Agreement) (including subsequent refinancings to the extent such refinancings are in an amount not more than the greater of the then principal amount $10,000,000, and the lenders thereunder are subject to the Intercreditor Agreement and the term thereof is no shorter than the maturity date of the obligations under the Note Purchase Agreement as (and to the extent) extended as provided in Section 9.20); and

                           (h)      Indebtedness incurred pursuant to, and in
accordance with the requisites of, subsections 9.06(e) and (f) hereof.

                  9.03. Guarantees, Etc. Become liable, or permit any of their respective Subsidiaries to become liable, under any guarantee in connection with any Indebtedness of any other Person, other than:

                           (a)      guaranties by endorsement of negotiable
instruments for deposit or collection in the ordinary course of business;

                           (b)      guaranties existing on the date hereof,
including any renewal or other modification thereof to the extent such renewal or modification does not increase Borrowers liability thereunder;

                           (c)      guaranties of Indebtedness permitted by
Section 9.02; and

                           (d)      guaranties of Indebtedness of non-wholly
owned Subsidiaries or joint ventures so long as such guaranties are unsecured and expressly subordinated to the prior payment in full of the Obligations in form and substance reasonably satisfactory to the Lender (such subordination to be satisfactory if such subordination has the same level of subordination as applicable to the PIK Holders under the Intercreditor Agreement).

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  9.04. Merger, Consolidation, Sale of Assets, Etc. Subject to Article XII and only from and after the CIT Termination Date, Subject to
Article XII, and in connection with the Intercreditor Agreement, as amended of even date herewith, the Lender shall be entitled to all of the benefits and protections set forth in Section 9.04 of the CIT Agreement ("Merger, Consolidation, Sale of Assets, Etc.") in order of priority as set forth in the Intercreditor Agreement, and it is specifically understood that the Lender shall be entitled to all such benefits and protections upon . the termination or maturity of the CIT Agreement. Subject to the foregoing, and in connection therewith:

                           (a)      Merge or consolidate with any Person, or
permit any of their respective Subsidiaries to merge or consolidate with any Person; provided, however, that any Borrower may merge with any other Borrower, and Guarantors may merge with any Borrower or any Subsidiary so long as there is no material impact on any Borrower or on the Collateral (as reasonably determined by the Lender upon advance notice thereof); or

                           (b)      Sell, assign, lease or otherwise transfer or
dispose of, or permit any of their respective Subsidiaries (other than Inactive Guarantors) to sell, assign, lease, or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any of their respective properties, rights or other assets, whether now owned or hereafter acquired to any Person; provided, however, that (i) the Borrowers and their respective Subsidiaries may sell Inventory in the ordinary course of business,
(ii) the Borrowers and their respective Subsidiaries may dispose of obsolete or worn-out property (other than Inventory or Memorabilia) in the ordinary course of business for fair market value, if the proceeds are used to promptly replace such assets, (iii) so long as no Event of Default has occurred and is continuing, the Borrowers may sell Memorabilia in accordance with the terms of the CIT Agreement and so long as the Net Proceeds of such sale are applied to the Loans, as applicable in order of priority under the Intercreditor Agreement;
(iv) so long as no Potential Default or Event of Default has occurred and is continuing, sales or other dispositions of loans, advances and investments permitted by Section 9.06 (other than 9.06(d)) hereof in each case for cash at fair market value so long as the Net Proceeds of such sale are applied to the Loans, as applicable in order of priority under the Intercreditor Agreement and the Current Commitment is reduced in accordance with Section 2.04(a) hereof (to the extent Net Proceeds are paid in part in cash and in part on a non-cash basis, such non-cash portion shall only be permitted to the extent that the aggregate of such non-cash proceeds do not exceed (when added together with any other non-cash proceeds under this Section 9.04(b)) $500,000; (v) so long as no Potential Default or Event of Default has occurred and is continuing, Asset Sales among the Borrowers so long as such sales or other transfers are made in exchange for adequate and fair consideration under applicable law; and (vi) Asset Sales among the Guarantors or from any Guarantor to any Borrower so long as such sales or other transfers are made in exchange for adequate and fair consideration under applicable law (no such sales or other transfers shall be permitted from any Borrower to any Guarantor) and all Liens created under the Loan Documents are perfected and continue to be perfected (to the extent Net Proceeds are paid in part in cash and in part on a non-cash basis, such non-cash portion shall only be permitted to the extent that the aggregate of such non-cash proceeds do not exceed (when added together with any other non-cash proceeds under this Section 9.04(b)) $500,000; and provided, further, that so long as no Potential Default or Event of Default has occurred and is continuing, Asset Sales of Assets not otherwise described in this Section 9.04(b) may be sold or otherwise disposed of so long as the proceeds of such sales are applied as a Current Commitment reduction in accordance with Section 2.04(a) hereof and a mandatory prepayment under Section 2.04(b)(ii) (the foregoing in no way limiting the grant by the Borrowers and the Guarantors of a second priority perfected security interest on all Collateral which attaches to proceeds thereof) (to the extent Net Proceeds are paid in part in cash and in part on a non-cash basis, such non-cash portion shall only be permitted to the extent that the aggregate of such non-cash proceeds do not exceed (when added together with any other non-cash proceeds under this Section 9.04(b)) $500,000.

                  9.05. Change in Nature of Business. Make, or permit any of their respective Subsidiaries (other than Inactive Guarantors) to make, any change in the nature of their business as carried on at the date hereof.

                  9.06. Loans, Advances and Investments, Etc. Make, or permit any of their respective Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any of their respective Subsidiaries to purchase or otherwise acquire, any capital stock, properties, assets or obligations of, or any interest in, any Person, other than:

                           (a)      Permitted Investments;

                           (b)      receivables for goods sold owing to any of
the Borrowers or any of their respective Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with the customary trade terms of such Borrower or its respective Subsidiaries, as the case may be (but not covered by subsections (e) or (f) of this Section 9.06);

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                           (c)      loans and advances to employees in the
ordinary course of business in an aggregate principal amount not to exceed $150,000 (inclusive of relocation expenses) at any time outstanding;

                           (d)      investments existing on the date hereof;

                           (e)      loans and advances made (x) from any
Borrower to any other Borrower in an unlimited amount or (y) from any Borrower to any Active Guarantors or any Foreign Entities in an aggregate amount not to exceed $4,000,000 (minus all amounts set forth in subsection 9.06(f) below) so long as (i) the Lender has been granted a second priority lien in the ownership interest held by any such Borrower or Active Guarantor (limited in the case of the stock of a Foreign Entity to sixty six and two thirds percent (66.67%) of the voting shares and other voting interests) in the jurisdiction governing perfection and such lien is perfected (and evidence of same has been delivered to the Lender in form and substance reasonably satisfactory to it), (if the interest pledged is of an entity formed outside of the United States the Lender shall determine whether such perfection has occurred based on advice of counsel), and (ii) all such loans and advances are evidenced by a note or other ownership interest, pledged (and delivered) to the Lender hereunder and subordinated to the prior payment in full of the Loans; or

                           (f)      Loans and advances made by the Borrower or
any Active Guarantor to (or investments made with respect to) any joint venture created after the date hereof in which a Borrower or Active Guarantor has an interest in an aggregate amount not to exceed $4,000,000 (minus all amounts set forth in subsection 9.06(e) above); provided, however, that no such amount shall be permitted to be loaned or advanced or invested by Borrowers or Active Guarantors in such joint ventures unless prior to such loan or advance, such loans and advances are evidenced by a note or other ownership interest, pledged and delivered to the Lender hereunder and subordinated to the prior payment in full of the Loans.

                  9.07. Lease Obligations. Create, incur or suffer to exist, or permit any of their respective Subsidiaries to create, incur or suffer to exist, any obligations as lessee for the payment of rent for any real or personal property in connection with any sale and leaseback transaction without the prior written consent of the Lender.

                  9.08. Dividends, Prepayments, Etc. Declare or pay any dividends, purchase or otherwise acquire, or purchase or otherwise acquire, for value any of their respective capital stock now or hereafter outstanding, return any capital to their respective stockholders as such, or make any other payment or distribution of assets to their respective stockholders as such, or permit any of their respective Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any stock of the Borrowers or make any payment or prepayment of principal or, premium, if any, or interest on, or redeem, defease or otherwise retire, any other Indebtedness of the Borrowers other than (i) dividends or other distributions by any Guarantor to any Borrower or by any Borrower to any other Borrower, (ii) so long as no Potential Default or Event of Default has occurred or is continuing, the Borrowers may make payments pursuant to the CIT Agreement, the Permitted BH Note Payments and the Permitted PIK Note Payments, (iii) dividends or distributions payable in capital stock or other equity interests, warrants to purchase capital stock or other equity interests, or split-ups or reclassifications of its capital stock or other equity interests into additional shares of its capital stock or other equity interests, (iv) prepayments of Indebtedness not in excess of $500,000 in the aggregate, (v) payments to the Note Holders but only at the times and in the amounts permitted to be paid under the Intercreditor Agreement, and (vi) payments with respect to Indebtedness permitted under Section 9.02 hereof.

                  9.09. Transactions with Affiliates. Enter into or be a party to, or permit any of their respective Subsidiaries to enter into or be a party to, any transaction with any Affiliate of the Borrowers except as otherwise provided herein or in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business for fair consideration and on terms no less favorable to the Borrowers or their Subsidiaries as are available from unaffiliated third parties, or, subject to Section 9.06 hereof, engage in any loan or capital investment (or any transaction which is the substantive equivalent thereof) with Affiliates of any of the Borrowers.

                  9.10. Sale Policies. Engage in policies or procedures with respect to the selling price of Inventory, which policies and procedures are inconsistent in any material respect with the past practices of the Borrowers or good retail practice absent the prior written consent of the Lender.

                  9.11. Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of any Hazardous Material at property owned or leased by any of the Borrowers except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials would not result in

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

Environmental Liabilities and Costs in excess of $500,000 in the aggregate together with such other Environmental Liabilities and Costs.

                  9.12.    ERISA.

                           (a)      Engage in any prohibited transaction
described in Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor;

                           (b)      permit, or permit any ERISA Affiliate to
permit, any Lien from arising under ERISA or Section 412(n) of the Code;

                           (c)      amend or permit any ERISA Affiliate to amend
any Plan in a manner that would require security under Section 307 of ERISA; or

                           (d)      request or permit any ERISA Affiliate to
request a waiver of the minimum funding requirements under Section 412 of the Code in respect of any Plan.

                  9.13. Subsidiaries. Create or acquire any Subsidiaries not existing on the Closing Date; provided, however, that the Borrowers may create or acquire (i) U.S. Subsidiaries after the Closing Date with the consent of the Lender, provided that each such U.S. Subsidiary promptly, and in no event later than ten (10) Business Days after creation or acquisition, as the case may be, becomes a Guarantor and has entered into a Guarantor Security Agreement including, without limitation, execution of all other necessary documentation related thereto, pursuant to which all security interests granted thereunder may be perfected by the Lender, or (ii) Foreign Entities so long as no assets currently owned by a U.S. Subsidiary (other than Memorabilia transferred or moved in accordance with Sections 8.13 and 8.14 hereof) are transferred to any Foreign Entity and substantially all of such Foreign Entity's assets are located outside of the United States.

                  9.14. Capital Expenditures. Make or be committed to make, or permit any of its Subsidiaries to make or be committed to make, any expenditure (by purchase or capitalized lease) for fixed or capital assets other than expenditures (including obligations under Capitalized Leases) which would cause the aggregate amount of all such expenditures to exceed $6,000,000 per annum (on a cumulative basis such that amounts not used in any one (1) year may be used in subsequent years); provided, however, that amounts permitted to be expended pursuant to Sections 8.07 and 9.06 shall not be deemed to be capital expenditures hereunder.

                  9.15. Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  9.16.    [intentionally omitted]

                  9.17. Inactive Guarantors. Permit any Inactive Guarantor to engage in business or other activity of any kind, other than that which is directly related to the maintenance of its organizational existence.

                  9.18. Negative Pledge. Permit the mortgage, encumbrance, pledge or hypothecation by any Borrower or any Guarantor (other than pursuant to the Loan Documents) of any (i) Leases or other real property interests, (ii) shares of or interest in any Guarantors or any Foreign Entity not pledged to the Lender hereunder, (iii) any interest of any Borrower or any Guarantor in any foreign or domestic joint venture, or (iv) any assets in any Foreign Entity or any joint venture; provided, however, that the interests or assets described in
(iii) and (iv) may be subject to a pledge in favor of a third party if such joint venture or Foreign Entity is not, and will not be, the recipient of any loans or advances under subsections 9.06(e) or 9.06(f) hereof.

                  9.19. Foreign Entities. No Foreign Entity, now existing or hereafter formed, shall own (by acquisition or transfer from any Borrower or Guarantor) or otherwise take possession of any assets that are located within the United States of America (other than assets having an aggregate value of not more than $50,000 at any time); provided, however, that,

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

notwithstanding anything in this Section 9.19, the Borrowers and the Active Guarantors shall be entitled to transfer or move Inventory and Memorabilia in accordance with the terms of Sections 8.13 and 8.14 hereof.

                  9.20. Note Maturity Date. At least one (1) month prior to the Maturity Date, the maturity date with respect to the BH Notes shall not be earlier than six months after the Maturity Date unless the Lender agrees to a shorter extension. The Borrowers hereby agree that the Lender may pay any fees (and charge the loan account therefor) required under the Note Purchase Agreement to be paid by the Borrowers and if it determines to do so, cause the Borrower to pay, or pay on the Borrower's behalf as aforesaid, fees sufficient for a five month, 28 day extension under such Note Purchase Agreement.

                                    ARTICLE X

                                    DEFAULTS

                  10.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

                           (a)      Any Borrower or any Guarantor shall (i) fail
to make any payment of principal under this Agreement on any Loan or any Obligation when due, or (ii) except as set forth in clause (iii), fail to pay when due any other amount payable under this Agreement or any other Related Document or (iii) fail to pay fees, expenses and any other de minimus amounts required hereunder and such failure shall have continued unremedied for a period of two (2) days;

                           (b)      Any representation or warranty made by any
Borrower or any Guarantor under this Agreement or any other Related Document or any statement made by any Borrower in any financial statement, certificate, report or document furnished to the Lender pursuant to or in connection with this Agreement or any other Related Document (other than those related to an Inactive Guarantor except with respect to its inactivity), shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading); or

                           (c)      Any Borrower defaults in the performance or
observance of any covenant contained in Section 5.03 or Article VIII hereof (subject to the grace periods applicable under this Agreement to the covenants contained in Article VIII, including such grace periods contained in subsection 10.01(d) hereof) or Article IX hereof; or

                           (d)      Any Borrower defaults in the performance or
observance of (i) the covenants contained in Section 8.01 (other than paragraphs
(e) and (f) thereof) and such default shall have continued unremedied for a period of five (5) days, (ii) the covenants contained in paragraphs (e) and (f) of Section 8.01 and such default shall have continued unremedied for a period of three (3) days, and (iii) any other covenant, agreement or duty under this Agreement or any other Related Document (to the extent not otherwise set forth in this Section 10.01) and such default shall have continued unremedied for a period of thirty (30) days; or

                           (e)      There shall be an "event of default" under
the CIT Agreement, the Note Purchase Agreement or the PIK Indenture respectively (after the expiration of applicable grace periods); or

                           (f)      Any Borrower or any of its Subsidiaries
(other than Inactive Guarantors so long as no Borrower, Active Guarantor or Foreign Entity is or may be liable thereon) shall have entered into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against any such Person, in each case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with any of the foregoing, any such Person shall incur Environmental Liabilities and Costs which are unstayed, due and owing in an amount in excess of $500,000 in the aggregate together with other such Environmental Liabilities and Costs; or

                           (g)      Any material provision of any Loan Document
shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower or any Guarantor, or a proceeding shall be commenced by any Borrower or any Guarantor, or by any Governmental Authority or other regulatory body

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

having jurisdiction over any Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower or any Guarantor shall deny in writing that any Borrower or any Guarantor has any liability or obligation purported to be created under any Loan Document; or

                           (h)      Any Borrower or any of its ERISA Affiliates
shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, such Borrower or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $200,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, such Borrower's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $500,000; or

                           (i)      (i) Any Plan shall fail to satisfy the
minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, any Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code, or such Borrower or any U.S. Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA); and (ii) there shall result from any such event or events the imposition of a Lien or the granting of a security interest, or there shall result from any such event or events a liability or a material risk of incurring a liability which would result in a Material Adverse Effect; or

                           (j)      Robert Earl shall cease to be Chairman of
the Board of Directors or Chief Executive Officer of Planet Hollywood; or

                           (k)      Any Borrower shall use any Loan or advance
issued under this Agreement in a manner inconsistent with Sections 2.09 and 7.17 hereto; or

                           (l)      Except as set forth in subsection 10.01(e)
hereof, any Borrower or any U.S. Subsidiary shall fail to pay any principal or interest on any of its Indebtedness (excluding Indebtedness evidenced by the Notes) in excess of $200,000 or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                           (m)      Any Borrower or any U.S. Subsidiary (other
than Inactive Guarantors) (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any Borrower or any U.S. Subsidiary or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally,
(iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (m); or

                           (n)      Any proceeding shall be instituted against
any Borrower or any U.S. Subsidiary (other than Inactive Guarantors) seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any Borrower or any U.S. Subsidiary or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

                           (o)      The Security Agreement or any other Security
Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, second priority Lien on or security interest in any Collateral purported to be covered thereby; or

                           (p)      One or more judgments or orders (other than
a judgment described in subsections 10.01(f) or (g) hereof) for the payment of money exceeding any applicable insurance or bond coverage by more than $1,000,000 in the aggregate shall be rendered against any Borrower or any U.S. Subsidiary (other than Inactive Guarantors, so long as no Borrower, Active Guarantor or Foreign Entity is or may be liable thereon) and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                  10.02. Consequences of an Event of Default. If an Event of Default shall occur and be continuing or shall exist the Lender may, by notice to Planet Hollywood:

                           (a)      declare the Current Commitment terminated,
whereupon the Current Commitment will terminate immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; and/or

                           (b)      declare the unpaid principal amount of the
Notes, interest accrued thereon, any fees due hereunder and all other amounts owing by the Borrowers hereunder or under the Notes to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; and/or

                           (c)      give notice to the Borrowers of the
occurrence and continuance of an Event of Default;

provided, however, that upon the occurrence of any Event of Default described in subsections (n) or (o) of Section 10.01, the Loans and all Obligations, all interest thereon, all fees hereunder and all other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrowers.

                  10.03.   [intentionally omitted]

                  10.04. Certain Remedies. If an Event of Default occurs, the Lender may exercise all rights and remedies which it may have hereunder or under any other Related Document or at law or in equity or otherwise. All such remedies shall be cumulative and not exclusive.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.01. Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  11.02. Records. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Current Commitment and the accrued and unpaid Lender's fees shall at all times be ascertained from the records of the Lender, which shall be conclusive and binding absent manifest error.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  11.03. Amendments and Waivers. No amendment or modification of any provision of this Agreement or of any of the Notes or of any other Related Document shall be effective without the written agreement of the Lender and the Borrowers and no termination or waiver of any provision of this Agreement or of any of the Notes, or consent to any departure by the Borrowers therefrom, shall in any event be effective without the written concurrence of the Lender, whom shall have the right to grant or withhold at its sole discretion. No amendment, modification, termination, or waiver of any provision of Article XII or any other provision referring to the Lender shall be effective without the written concurrence of the Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 11.03 shall be binding on the Lender and, if signed by the Borrowers, on the Borrowers.

                  11.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Lender in exercising any right, power or privilege under this Agreement, the Notes or any other Related Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lender under this Agreement, the Notes and the other Related Documents are cumulative and not exclusive of any rights or remedies which the Lender has thereunder or at law or in equity or otherwise. The Lender may exercise its rights and remedies against the Borrowers and the Collateral as the Lender may elect, and regardless of the existence or adequacy of any other right or remedy.

                  11.05.   Notices.

                           (a)      All notices, requests, demands, directions
and other communications (collectively, the "Notices") under the provisions of this Agreement or the Notes shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, or delivered by hand or overnight courier (Federal Express, United Parcel Service, Airborne Express, etc.) and shall be effective (i) if mailed, three (3) days after being deposited in the mails, (ii) if telecopied, when sent, confirmation received, and (iii) if delivered by hand or overnight courier, upon delivery. All notices shall be sent to the applicable party at the address stated on the signature page hereof, or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                           (b)      The Lender may rely, and shall be fully
protected in relying, on any notice purportedly made by or on behalf of the Borrowers and the Lender shall have no duty to verify the identity or authority of any Person giving such notice. The preceding sentence shall apply to all notices whether or not made in a manner authorized or required by this Agreement or any other Related Document.

                  11.06. Expenses; Taxes; Attorneys' Fees; Indemnification. The Borrowers jointly and severally agree to pay or cause to be paid, on demand, and to save the Lender harmless against liability for the payment of, all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees and expenses of counsel for the Lender, accounting, due diligence, periodic field audits, appraisals, investigations, monitoring of assets, syndication, miscellaneous disbursements, examination, travel, lodging and meals, incurred by the Lender from time to time arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement, the Intercreditor Agreement and the Related Documents, (b) any requested amendments, waivers or consents to this Agreement, the Intercreditor Agreement or the Related Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lender's rights under this Agreement, the Intercreditor Agreement or the Related Documents, (d) the defense of any claim or action asserted or brought against the Lender by any Person that arises from or relates to this Agreement, the Intercreditor Agreement, any Related Document, the Lender's claims against any Borrower, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement, the Intercreditor Agreement or any Related Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement, the Intercreditor Agreement or any Related Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement, the Intercreditor Agreement or any Related Document, (h) any attempt to enforce any Lien in any Collateral or other security in connection with this Agreement, the Intercreditor Agreement or any Related Document, (i) any attempt to collect from any Borrower, (j) the receipt of any advice with respect to any of the foregoing; (k) all Environmental Liabilities and Costs arising from or in connection with the past, present or future operations of any Borrower or

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

any of its Subsidiaries involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (l) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of any Borrower or any Subsidiary, or (m) any costs or liabilities incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Related Document: (x) the Borrowers agree to pay jointly and severally all stamp, document, transfer, recording or filing taxes or fees (including, without limitation, mortgage recording taxes) and similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or any other Related Document, and the Borrowers agree to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Related Document, upon an Event of Default, the Lender may itself perform or cause performance of such covenant or agreement, and the expenses of the Lender incurred in connection therewith shall be reimbursed on demand by the Borrowers; provided, however, if the Lender has notice of a failure to pay insurance premiums Lender may make such payment and be reimbursed hereunder whether or not an Event of Default has occurred. The Borrowers jointly and severally agree to indemnify and defend the Lender and its directors, officers, agents, employees and affiliates (collectively, the "Indemnified Parties") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses of any nature whatsoever (including reasonable attorneys' fees and amounts paid in settlement) incurred by, imposed upon, or asserted against any of them arising out of or by reason of any investigation, litigation or other proceeding or claim brought or threatened relating to, or otherwise arising out of or relating to, the execution of this Agreement or any other Related Document, the transactions contemplated hereby or thereby or any Loan or proposed Loan hereunder (including, but without limitation, any use made or proposed to be made by the Borrowers of the proceeds of any thereof, or the delivery or use or transfer of or the payment or failure to pay under any Loan) but excluding any such losses, liabilities, claims, damages, costs or expenses to the extent finally judicially determined to have resulted from the gross negligence or willful misconduct of the Indemnified Party. So long as no Event of Default shall be in existence, the Lender agrees to advise the Borrowers of its intention to retain third parties (other than legal counsel) at any time after the Closing Date of the Facility and to consult with the Borrowers regarding same.

                  11.07. Application. Except to the extent, if any, expressly set forth in this Agreement, the Intercreditor Agreement or in the Related Documents, the Lender shall have the right to apply any payment received or applied by it in connection with the Obligations to such of the Obligations then due and payable as it may elect.

                  11.08. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  11.09. Governing Law. This Agreement and the Notes shall be deemed to be contracts under the laws of the State of New York, without regard to choice of law principles, and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

                  11.10. Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein.

                  11.11. Duration; Survival. All representations and warranties of the Borrowers contained herein or made in connection herewith shall survive the making of the Loans and shall not be waived by the execution and delivery of this Agreement, the Notes or any other Related Document, any investigation by or knowledge of the Lender, the making of any Loan hereunder, or any other event whatsoever. All covenants and agreements of the Borrowers contained herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow hereunder and until the Obligations have been paid in full. Without limitation, it is understood that all obligations of the Borrowers to make payments to or indemnify the Lender (including, without limitation, obligations arising under Section 11.06 hereof) shall survive the payment in full of the Notes and all Obligations and of all other obligations of the Borrowers thereunder and hereunder, termination of this Agreement and all other events whatsoever and whether or not any Loans are made hereunder.

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  11.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                  11.13.   Assignments; Participations.

                           (a)      The Lender may with the written consent of
Planet Hollywood, which such consents shall not be unreasonably delayed or withheld, assign to one or more commercial banks or other entities a portion of its rights and obligations under this agreement (including, without limitation, a portion of its Current Commitment, the Loans owing to it and its rights and obligations as a lender) and the other Related Documents; provided, however, that no consent of Planet Hollywood is required for a transfer by the Lender to an Affiliate of the Lender; and provided, further, that (i) each such assignment shall be in a principal amount of not less than $1,000,000 and in multiples of $500,000 in excess thereof (or the remainder of the Lender's Current Commitment), (ii) the parties to each such assignment shall execute and deliver to the Lender, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder, shall be a party hereto and to the other Related Documents and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of the Lender hereunder and thereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                           (b)      By executing and delivering an Assignment
and Acceptance, the assignor and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Related Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Related Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or any of their respective Subsidiaries or the performance or observance by the Borrowers of any of their respective obligations under this Agreement, the Intercreditor Agreement or any other Related Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Intercreditor Agreement and the other Related Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Intercreditor Agreement and the other Related Documents; (v) such assignee appoints and authorizes the Lender to take such action as agent on its behalf and to exercise such powers under this Agreement, the Intercreditor Agreement and the other Related Documents as are delegated to the Lender by the terms thereof, together with such powers as are reasonably incidental thereto; and
(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Related Documents are required to be performed by it as a lender.

                           (c)      The Lender shall maintain at its address
referred to on the signature page hereto, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the lenders and the Current Commitment of, and principal amount of the Loans owing to each lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Lender and the assignee lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower and any lender at any reasonable time and from time to time upon reasonable prior notice.

                           (d)      Upon its receipt of an Assignment and
Acceptance executed by an assigning Lender, an assignee Lender, together with the Note subject to such assignment, the Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit I hereto, (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to Planet Hollywood and (iii) record the information contained therein in the Register. Within five (5) Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the assignee lender in exchange for the surrendered Note a new Note to the order of such assignee lender in an aggregate principal amount equal to the

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

Current Commitment assumed by it pursuant to such Assignment and Acceptance, and a new Note to the order of the assigning lender in an aggregate principal amount equal to the Current Commitment retained by it hereunder, in each case prepared by the Lender. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the date of the Lender's acceptance of such assignment and acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                           (e)      Each lender hereunder may sell
participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Related Documents (including, without limitation, all or a portion of its Current Commitment and the Loans owing to it); provided, however, that (i) such lender's obligations under this Agreement (including, without limitation, its Current Commitment hereunder) and the other Related Documents shall remain unchanged;
(ii) such lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers shall continue to deal solely and directly with such lender in connection with such lender's rights and obligations under this Agreement and the other Related Documents; and (iii) a participant shall not be entitled to require such lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, or (B) action directly effecting an extension of the due dates of or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral (except as set forth in Section 12.08 of this Agreement or any Related Document).

                  11.14. Successors and Assigns. This Agreement and the other Related Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that any of the Borrowers may individually or jointly assign or transfer any of their rights hereunder or thereunder without the prior written consent of the Lender.

                  11.15. Confidentiality. Upon delivering to the Lender, or permitting the Lender to inspect, any written information pursuant to this Agreement or the other Related Documents, the Lender shall treat such information as confidential. The Lender agrees to hold such information in confidence from the date of disclosure thereof. Subject to the other provisions of this Section 11.15, the Lender may disclose confidential information to its officers, directors, employees, attorneys, accountants or other professionals engaged by the Lender only after determining that such third party has been instructed to hold such information in confidence to the same extent as if it were the Lender. Notwithstanding the foregoing, the provisions of this Section
11.15 shall not apply to information within any one of the following categories or any combination thereof: (i) information the substance of which, at the time of disclosure by the Lender has become publicly available or has been disclosed to or is known to any creditor (other than information as to which such creditor is then under an obligation of nondisclosure), or any Person other than (A) a director, officer, employee or agent of any Borrower or a professional engaged by any Borrower, or (B) a Person who is then under an obligation of nondisclosure (otherwise than as a consequence of a wrongful act of the Lender),
(ii) non-confidential information which the Lender had in its possession prior to receipt thereof from the disclosing party other than the Borrowers, or (iii) information received by the Lender from a third party having no obligations of nondisclosure with respect thereto. Nothing contained in this Section 11.15 shall prevent any disclosure: (x) believed in good faith by the Lender to be required by any law or guideline or interpretation or application thereof by any Governmental Authority, arbitrator or grand jury charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority, arbitrator or grand jury (whether or not having the force of law), (y) determined by counsel for the Lender to be necessary or advisable in connection with enforcement or preservation of rights under or in connection with this Agreement or any other Related Document, or (z) of any information which has been made public by a Person other than the Lender who, to the Lender's actual knowledge, was then under an obligation of nondisclosure. The Lender shall have the right to disclose any confidential information described in this Section 11.15 to an assignee or prospective assignee of Loans hereunder; provided, however, that the assigning or selling Lender shall have obtained from such assignee or prospective assignee or participant or prospective participant an agreement to hold such information in confidence to the same extent as if it were the Lender.

                  11.16. Waiver of Jury Trial. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, THE LENDER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER RELATED DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

OF THE LENDER OR ANY BORROWER IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT.

                  11.17. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized to, at any time from time to time, without notice to any Borrower or Guarantor (any such notice being expressly waived by such Borrower and Guarantor) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provision or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrowers or Guarantor against any and all Obligations of the Borrowers now or hereafter existing under the Loan Documents, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. The Lender agrees promptly to notify Planet Hollywood after any such setoff and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this
Section 11.16 are in addition to the other rights and remedies (including, without limitation, other rights of setoff under applicable law or otherwise) which the Lender may have.

                  11.18. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  11.19. Forum Selection and Consent to Jurisdiction. Any litigation based hereon, or arising out of, under or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statement (whether verbal or written) or action of the Lender or the Borrowers may be brought and maintained exclusively in the courts of the State of New York located in the borough of Manhattan or the United States District Court for the Southern District of New York; provided, however, that any suit seeking enforcement against any Collateral or other property may be brought, at the Lender's option, in the courts of any jurisdiction where such Collateral or other property may be found. Each of the Borrowers hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York located in the borough of Manhattan and of the United States District Court for the Southern District of New York for the purpose of any such litigation and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. Each of the Borrowers further irrevocably consents to the service of process (i) by registered or certified mail, postage prepaid, to the Borrowers at its address for notices contained in Section 10.05 hereof, such service to become effective five (5) days after such mailing, or (ii) by personal service within or without the State of New York. Nothing herein shall affect the right of the Lender to service of process in any other manner permitted by law. Each of the Borrowers hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. To the extent that any Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, such Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

                                   ARTICLE XII

                     SUBORDINATION AND PREFERENCES OF LENDER

                  Notwithstanding anything to the contrary in this Agreement, the rights of the Lender arising hereunder and the other Loan Documents are subject to the provisions of the Intercreditor Agreement. It is understood and agreed that the Lender shall have substantially the same rights as the CIT Lenders under the CIT Agreement; provided that the Lender shall be subordinated to the CIT Lenders (and to the CIT Lenders only) and shall have a second-in-priority security interest in the Collateral pursuant to the Intercreditor Agreement. The Lender shall not be entitled to any rights or protections greater than those granted to the CIT Lenders under the CIT Agreement and nothing contained herein or the other Loan Documents shall limit or otherwise interfere with the rights and protections arising in favor of the CIT Lenders under the CIT Agreement. Furthermore, for the avoidance of doubt (and subject always to the provisions of the Intercreditor Agreement), certain rights granted hereunder shall not arise and be exercisable by the Lender until the CIT Ttermination of the CIT Agreement in Date. accordance with its terms. For example, and not by way of limitation, certain provisions relating to prepayment (Section 2.04), naming the Lender as loss payee under certain insurance policies (Section 8.07), granting rights to the Lender in connection with the maintenance of the cash management system (Section 8.11) and the merger, consolidation and sale of assets (Section 9.04), are "springing" rights in favor of the Lender, having force and effect with respect to the Lender only as of the CIT upon

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

the termination oTermination Date. f the CIT Agreement. Additionally, in the event and to the extent this Agreement refers to or provides for the delivery to the Lender of documents or instruments in connection with such springing rights (e.g., delivery of original Authenticity Documents, or insurance certificates, with all such documents the "Deferred Documents"), prior to the CIT Agreement tTermination Ddate, such reference to or provision for delivery of the Deferred Documents shall mean delivery to CIT or other appropriate party as provided in the CIT Agreement. Following the CIT Agreement tTermination dDate, such reference to or provision for delivery of the Deferred Documents shall mean delivery of the Deferred Documents to the Lender.

                  Within five (5) days after the CIT Agreement tTermination dDate, each Borrower and/or Guarantor, as applicable, shall deliver the Deferred Documents to the Lender. Moreover, the parties agree to use their best efforts, as soon as possible after the CIT Ttermination dDate of the CIT Agreement,, to furnish to each other such further information, to execute and deliver such other documents (e.g., the Blocked Account Agreement, Credit Card Agreement, Depository Account Agreement), and to do such other acts and things for the purpose of carrying out the intent of this Article XII and all other terms and provisions of this Agreement and the Related Documents (including, but not limited to, opening new accounts similar to the Blocked Account and Depository Account, but for the benefit of Lender).

                                  ARTICLE XIII

                             [intentionally omitted]

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                  BORROWERS:

                                  PLANET HOLLYWOOD
                                    INTERNATIONAL, INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title: Vice President


                                  PLANET HOLLYWOOD MEMORABILIA, INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  ALL STAR CAFE INTERNATIONAL, INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  ALL STAR CAFE (NEW YORK), INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  COOL PLANET, INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  COOL PLANET II, INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8


                                  PLANET HOLLYWOOD
                                    (ATLANTIC CITY), INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  PLANET HOLLYWOOD (HONOLULU), INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  PLANET HOLLYWOOD (LP), INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  PLANET HOLLYWOOD
                                    (NEW YORK CITY), INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  PLANET HOLLYWOOD NEW YORK, LTD.

                                  By:      PLANET HOLLYWOOD

                                           INTERNATIONAL, INC., its
                                           General Partner

                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title: Vice President


                                  PLANET HOLLYWOOD (ORLANDO), INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8


                                  PLANET HOLLYWOOD (REGION II), INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  PLANET HOLLYWOOD (REGION III), INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  PLANET HOLLYWOOD (REGION IV), INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  PLANET HOLLYWOOD (REGION V), INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  PLANET HOLLYWOOD (REGION VI), INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  PLANET HOLLYWOOD (REGION VII), INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  PLANET HOLLYWOOD (TEXAS), LTD.

                                  By:     PLANET HOLLYWOOD

                                           (REGION V), INC., its General
                                           Partner

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:


                                  PLANET HOLLYWOOD (WAREHOUSE), INC.


                                  By:
                                           -------------------------------------
                                           Name: Mark Helm
                                           Title:

                                  Address for Notices:
                                  -------------------

                                  Planet Hollywood International, Inc.
                                    Corporate Office
                                  8669 Commodity Circle
                                  Orlando, Florida  32819
                                  Attention: General Counsel
                                  Telephone: (407) 352-6886
                                  Telecopier: (407) 352-7310


                                  LENDER:

                                  SOUTHTRUST BANK


                                  By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                  Address for Notices:
                                  -------------------
                                  SouthTrust Bank
                                  135 W. Central Boulevard, Suite 1225
                                  Orlando, Florida  32801
                                  Attention:
                                  Telephone: (407)
                                  Telecopier: (407)


ACKNOWLEDGED AND AGREED:
-----------------------

PLANET HOLLYWOOD (REGION III), INC.


By:
         -----------------------------------
         Name: Mark Helm
         Title:


PLANET HOSPITALITY HOLDINGS, INC.


By:
         -----------------------------------
         Name: Mark Helm
         Title:

                                            PLANET HOLLYWOOD INTERNATIONAL, INC.
                                                                    Exhibit 10.8


                                     ANNEX I
                                     -------

PLANET HOLLYWOOD MEMORABILIA, INC.
ALL STAR CAFE INTERNATIONAL, INC.
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PLANET HOLLYWOOD NEW YORK, LTD.
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PLANET HOLLYWOOD (TEXAS), LTD.
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